                                                                       EXHIBIT 3
                               US ONCOLOGY, INC.,

                           THE GUARANTORS PARTY HERETO

                                       AND

                              JP MORGAN CHASE BANK,

                                   AS TRUSTEE


                             _______________________

                                    INDENTURE

                                   RELATING TO

                    9 5/8% SENIOR SUBORDINATED NOTES DUE 2012

                          DATED AS OF FEBRUARY 1, 2002

                             _______________________


                                TABLE OF CONTENTS
                                -----------------

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                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.      Definitions..................................................   1
Section 1.02.      Other Definitions............................................  33
Section 1.03.      Incorporation by Reference of Trust Indenture Act............  34
Section 1.04.      Rules of Construction........................................  35

                                    ARTICLE 2

                                    THE NOTES

Section 2.01.      Form and Dating..............................................  35
Section 2.02.      Execution and Authentication.................................  42
Section 2.03.      Registrar and Paying Agent...................................  44
Section 2.04.      Paying Agent To Hold Money in Trust..........................  44
Section 2.05.      Noteholder Lists.............................................  44
Section 2.06.      Transfer and Exchange........................................  45
Section 2.07.      Replacement Notes............................................  45
Section 2.08.      Outstanding Notes............................................  46
Section 2.09.      Notes Held by the Company or a Related Person................  46
Section 2.10.      Temporary Notes..............................................  46
Section 2.11.      Cancellation.................................................  46
Section 2.12.      Defaulted Interest...........................................  47
Section 2.13.      Persons Deemed Owners........................................  47
Section 2.14.      Computation of Interest......................................  47
Section 2.15.      CUSIP Numbers................................................  47
Section 2.16.      Issuance of Additional Notes.................................  48

                                    ARTICLE 3

                                   REDEMPTION

Section 3.01.      Notices to Trustee...........................................  48
Section 3.02.      Selection of Notes To Be Redeemed............................  49
Section 3.03.      Notice of Redemption.........................................  49
Section 3.04.      Effect of Notice of Redemption...............................  50
Section 3.05.      Deposit of Redemption Price..................................  50
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                                      -i-

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Section 3.06.      Notes Redeemed in Part..........................................  50

                                    ARTICLE 4

                                    COVENANTS

Section 4.01.      Payment of Notes................................................  50
Section 4.02.      Maintenance of Office or Agency.................................  51
Section 4.03.      Reports to Holders..............................................  51
Section 4.04.      Compliance Certificate..........................................  52
Section 4.05.      Stay, Extension and Usury Laws..................................  52
Section 4.06.      Corporate Existence.............................................  52
Section 4.07.      Notice of Default...............................................  52
Section 4.08.      Change of Control...............................................  53
Section 4.09.      Conduct of Business.............................................  54
Section 4.10.      Limitations on Additional Indebtedness..........................  54
Section 4.11.      Limitations on Restricted Payments..............................  56
Section 4.12.      Limitation on Dividends and Other Restrictions Affecting
                      Restricted Subsidiaries......................................  59
Section 4.13.      Limitations on Liens............................................  61
Section 4.14.      Limitations on Transactions with Affiliates.....................  61
Section 4.15.      Limitation on Asset Sales.......................................  63
Section 4.16.      Limitation on Designation of Unrestricted Subsidiaries..........  66
Section 4.17.      Additional Guarantors...........................................  67
Section 4.18.      Limitation on Layering Indebtedness.............................  68
Section 4.19.      Limitations on the Issuance or Sale of Equity Interests of
                      Restricted Subsidiaries......................................  68

                                    ARTICLE 5

                                   SUCCESSORS

Section 5.01.      Limitation on Mergers, Consolidation, Etc.......................  69
Section 5.02.      Successor Substituted...........................................  71

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01.      Events of Default...............................................  71
Section 6.02.      Acceleration....................................................  73
Section 6.03.      Other Remedies..................................................  73
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                                      -ii-

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Section 6.04.      Waiver of Past Defaults........................................  75
Section 6.05.      Control by Majority............................................  75
Section 6.06.      Limitation on Suits............................................  75
Section 6.07.      Rights of Holders To Receive Payment...........................  76
Section 6.08.      Collection Suit by Trustee.....................................  76
Section 6.09.      Trustee May File Proofs of Claim...............................  76
Section 6.10.      Priorities.....................................................  77
Section 6.11.      Undertaking for Costs..........................................  77

                                    ARTICLE 7

                                     TRUSTEE

Section 7.01.      Duties of Trustee..............................................  77
Section 7.02.      Rights of Trustee..............................................  79
Section 7.03.      Individual Rights of Trustee...................................  79
Section 7.04.      Trustee's Disclaimer...........................................  79
Section 7.05.      Notice of Defaults.............................................  80
Section 7.06.      Reports by Trustee to Holders..................................  80
Section 7.07.      Compensation and Indemnity.....................................  80
Section 7.08.      Replacement of Trustee.........................................  81
Section 7.09.      Successor Trustee by Merger, Etc...............................  82
Section 7.10.      Eligibility; Disqualification..................................  82
Section 7.11.      Preferential Collection of Claims Against Company..............  82

                                    ARTICLE 8

                            DISCHARGE AND DEFEASANCE

Section 8.01.      Termination of Company's Obligations...........................  82
Section 8.02.      Termination of the Obligations By Satisfaction or Pursuant
                      to Redemption...............................................  85
Section 8.03.      Survival of Company's Obligations..............................  86
Section 8.04.      Application of Trust Money.....................................  86
Section 8.05.      Repayment to Company...........................................  86
Section 8.06.      Reinstatement..................................................  86

                                    ARTICLE 9

                                  SUBORDINATION

Section 9.01.      Agreement To Subordinate.......................................  87
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                                     -iii-

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Section 9.02.      Liquidation; Dissolution; Bankruptcy.........................   87
Section 9.03.      Company Not To Make Payments with Respect to Notes in
                      Certain Circumstances.....................................   88
Section 9.04.      Acceleration of Notes........................................   89
Section 9.05.      When Distribution Must Be Paid Over..........................   89
Section 9.06.      Notice by Company............................................   89
Section 9.07.      Subrogation..................................................   90
Section 9.08.      Relative Rights..............................................   90
Section 9.09.      Subordination May Not Be Impaired by the Company.............   90
Section 9.10.      Distribution or Notice to Representative.....................   90
Section 9.11.      Rights of Trustee and Paying Agent...........................   91
Section 9.12.      Officers' Certificate........................................   91
Section 9.13.      Obligation of Company Unconditional..........................   91
Section 9.14.      Article 9 Not To Prevent Events of Default...................   92

                                   ARTICLE 10

                      AMENDMENTS, MODIFICATIONS AND WAIVERS

Section 10.01.     Without Consent of Holders...................................   92
Section 10.02.     With Consent of Holders......................................   93
Section 10.03.     Compliance with Trust Indenture Act..........................   94
Section 10.04.     Revocation and Effect of Consents............................   94
Section 10.05.     Notation on or Exchange of Notes.............................   95
Section 10.06.     Trustee Protected............................................   95

                                   ARTICLE 11

                             GUARANTEE OF SECURITIES

Section 11.01.     Guarantee....................................................   95
Section 11.02.     Agreement To Subordinate.....................................   98
Section 11.03.     Liquidation; Dissolution; Bankruptcy.........................   98
Section 11.04.     Guarantors Not To Make Payments with Respect to
                      Guarantees in Certain Circumstances.......................   99
Section 11.05.     Subrogation..................................................  100
Section 11.06.     Subordination May Not Be Impaired by Guarantors..............  100
Section 11.07.     Distribution or Notice to Representative.....................  100
Section 11.08.     Rights of Trustee and Paying Agent...........................  100
Section 11.09.     Officers' Certificate........................................  101
Section 11.10.     Obligation of Guarantors Unconditional.......................  101
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                                      -iv-

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Section 11.11.     Article 11 Not To Prevent Events of Default...................  102
Section 11.12.     Execution and Delivery of Guarantee...........................  102
Section 11.13.     Release of a Guarantor........................................  102

                                   ARTICLE 12

                                  MISCELLANEOUS

Section 12.01.     Trust Indenture Act Controls..................................  103
Section 12.02.     Notices.......................................................  104
Section 12.03.     Communication by Holders with Other Holders...................  104
Section 12.04.     Certificate and Opinion as to Conditions Precedent............  105
Section 12.05.     Statements Required in Certificate or Opinion.................  105
Section 12.06.     Rules by Trustee and Agents...................................  105
Section 12.07.     Legal Holidays................................................  106
Section 12.08.     No Personal Liability of Directors, Officers, Employees,
                      and Stockholders...........................................  106
Section 12.09.     Duplicate Originals...........................................  106
Section 12.10.     Governing Law.................................................  106
Section 12.11.     No Adverse Interpretation of Other Agreements.................  106
Section 12.12.     Successors....................................................  106
Section 12.13.     Separability..................................................  107
Section 12.14.     Benefits of Indenture.........................................  107
Section 12.15.     Table of Contents, Headings, Etc..............................  107

                                    EXHIBITS

Exhibit A       -  Form of Note
Exhibit B       -  Form of Guarantee
Exhibit C-1     -  Form of Institutional Accredited Investor Letter
Exhibit C-2     -  Form of Certificate To Be Delivered in Connection with
                   Transfers Pursuant to Regulation S

                              CROSS-REFERENCE TABLE
                              ---------------------

Trust Indenture Act Sections                                  Indenture Sections
----------------------------                                  ------------------

Section 3.10(a)(1) .........................................  7.10
            (a)(2) .........................................  7.10
            (b) ............................................  7.03; 7.08
Section 3.11 ...............................................  7.03
Section 3.13(a) ............................................  7.06
            (c) ............................................  7.05; 7.06
Section 3.14(a) ............................................  12.02
            (a)(4) .........................................  4.04
            (b) ............................................  N/A
            (c)(1) .........................................  N/A
            (c)(2) .........................................  N/A
            (d) ............................................  N/A
            (e) ............................................  12.05
Section 3.15(a) ............................................  7.01; 7.02
            (b) ............................................  7.01; 7.02; 7.05
            (c) ............................................  7.01; 7.02
            (d) ............................................  7.01; 7.02
Section 3.16(a) ............................................  6.05; 6.06
            (a)(1)(A) ......................................  6.05
            (a)(1)(B) ......................................  6.04
            (b) ............................................  6.07
Section 3.17(a)(1) .........................................  6.08
            (a)(2) .........................................  6.09
            (b) ............................................  2.07
Section 3.18(a) ............................................  N/A
            (c) ............................................  N/A


Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of this Indenture.

          INDENTURE dated as of February 1, 2002 between US ONCOLOGY, INC., a Delaware corporation (the "Company"), the Guarantors signatory hereto (the
                           -------
"Guarantors") and JP MORGAN CHASE BANK, a New York banking corporation duly
 ----------
organized and existing under the laws of the State of New York, as trustee (the "Trustee").
 -------

          Each party agrees for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 9 5/8% Senior Subordinated Notes due 2012 as follows:

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE
                   ------------------------------------------

     Section 1.01.   Definitions.
                     -----------

          "Accounts Receivable Entity" means any Person, including, without
           --------------------------
limitation, a Subsidiary of the Company, whose operations consist solely of owning and/or selling accounts receivable and related assets of the Company and its Subsidiaries and engaging in other activities in connection with transactions that are Permitted Receivables Financings.

          "Acquired Indebtedness" means (1) with respect to any Person that
           ---------------------
becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Company or any Restricted Subsidiary, any Indebtedness of a Person (other than the Company or a Restricted Subsidiary) existing at the time such Person is merged or consolidated with or into, or becomes a subsidiary of, the Company or a Restricted Subsidiary, or Indebtedness expressly assumed by the Company or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

          "Additional Interest" has the meaning set forth in the Registration
           -------------------
Rights Agreement.

          "Additional Notes" means any additional Notes having identical terms
           ----------------
and conditions to the Notes issued pursuant to Article 2 and in compliance with
Section 4.10.

          "Affiliate" of any Person means any other Person which directly or
           ---------
indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of Section 4.14, Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person,
(2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referent Person or (3) with respect to an individual, any immediate family member of such Person; provided, however, that
                                                        --------  -------
the entering into of a Management Services Agreement by any Person shall not, in and of itself, deem such Person to be an Affiliate for purposes of this definition. For purposes of this definition, "control" of a Person shall mean
                                              -------
the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" means any Registrar, Paying Agent or co-Registrar.
           -----

          "amend" means to amend, supplement, extend, restate, amend and restate
           -----
or otherwise modify; and "amendment" shall have a correlative meaning.
                          ---------

          "Asset" means any asset or property.
           -----

          "Asset Acquisition" means:
           -----------------

          (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or

          (2) the acquisition by the Company or any Restricted Subsidiary of the Company of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease,
           ----------
assignment or other disposition by the Company or any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a "transfer"), in one transaction or a series of related transactions, of any assets of the Company or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term "Asset Sale" shall not include:

          (1) transfers of cash or Cash Equivalents;

          (2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, Section 5.01;

          (3) Permitted Investments and Restricted Payments and other transfers of assets permitted under Section 4.11;

          (4)  the creation or realization of any Permitted Lien;

          (5) sales of accounts receivable and related assets in connection with a Permitted Receivables Financing made in accordance with Section 4.10;

          (6) transfers of damaged, worn-out or obsolete equipment or assets that, in the Company's reasonable judgment, are no longer used or useful in the business of the Company or its Restricted Subsidiaries;

          (7) the disposition, sale or transfer of the capital stock of any Unrestricted Subsidiary;

          (8) any surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claim of any kind;

          (9) any non-exclusive license not involving a substantial portion of the business of the Company and the Restricted Subsidiaries taken as a whole;

          (10) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $2.5 million; and

          (11) the granting of Liens permitted under Section 4.13.

          "Attributable Indebtedness", when used with respect to any Sale and
           -------------------------
Leaseback Transaction, means, as at the time of determination, the present value (discounted at the interest rate implicit in the lease, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction after excluding all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water utilities and similar charges.

          "Bankruptcy Law" means Title 11, United States Code, as amended, or
           --------------
any similar federal or state law for the relief of debtors.

          "Board of Directors" means, with respect to any Person, the board of
           ------------------
directors or comparable governing body of such Person.

          "Business Day" means a day other than a Saturday, Sunday or other day
           ------------
on which banking institutions in the State of New York are authorized or required by law or executive order to close.

          "Capitalized Lease" means a lease required to be capitalized for
           -----------------
financial reporting purposes in accordance with GAAP.

          "Capitalized Lease Obligations" of any Person means the obligations of
           -----------------------------
such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof on the balance sheet of such Person determined in accordance with GAAP.

          "Cash Equivalents" means:
           ----------------

          (1) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and
                                               --------
     credit of the United States of America is pledged in support thereof);

          (2) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million and is assigned at least a "B" rating by Thomson Financial BankWatch;

          (3) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not the Company or an Affiliate of the Company, and is organized under the laws of any state of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's;

          (4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

          (5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses
     (1) through (4) above; provided, however, that for the purpose of clause
                            --------  -------
     (5) of the definition of "Permitted Investment" only, investments in mutual funds all of whose assets are comprised of securities of the type described in clauses (1) through (4) above, but which in the case of clause (1) may have maturities of up to 762 days and in the case of clause (3) may have maturities of up to 397 days.

          "Certificated Registered Note" means any Note that is not a Global
           ----------------------------
Note and that is registered in the Register, the form of which is attached hereto as Exhibit A.
          ---------

          "Change of Control" means the occurrence of any of the following
           -----------------
events:

          (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than the Permitted Holders) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have "beneficial ownership" of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of the Company;

          (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of the majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company;

          (3) (a) all or substantially all of the assets of the Company and the Restricted Subsidiaries, taken as a whole, are sold or otherwise transferred to any Person other than a Wholly Owned Subsidiary or (b) the Company consolidates or merges with or into another Person or any Person consolidates or merges with or into the Company, in either case under this clause (3), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Company immediately prior to such consummation do not own Voting Stock representing a majority of the total voting power of the Voting Stock of the Company or the surviving or transferee Person; or

          (4) the Company shall adopt a Plan of Liquidation or dissolution or any such plan shall be approved by the stockholders of the Company;

provided that if in connection with a merger, consolidation or sale of all or
--------
substantially all of the assets of the Company a shareholder agreement, voting agreement or similar agreement is entered into containing customary terms with respect to voting or tendering shares in support of such transaction (or opposing alternative transactions), then a "Change of Control" shall not be deemed to have occurred by reason of any such agreement.

          "Company" means US Oncology, Inc. until a successor replaces it
           -------
pursuant to the applicable provisions hereof and thereafter means the successor.

          "Company Request" means any written request delivered to the Trustee
           ---------------
and signed in the name of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer of the Company and attested to by the Secretary or any Assistant Secretary of the Company.

          "Consolidated Amortization Expense" for any period means the
           ---------------------------------
amortization expense of the Company and the Restricted Subsidiaries for such period (including amortization of goodwill and other intangibles), determined on a consolidated basis in accordance with GAAP.

          "Consolidated Cash Flow" for any period means, without duplication,
           ----------------------
the sum of the amounts for such period of


          (1) Consolidated Net Income for such Person for such period, plus
                                                                       ----

          (2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its respective stockholders,

              (a) Consolidated Income Tax Expense,

              (b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

              (c) Consolidated Depreciation Expense,

              (d) Consolidated Interest Expense, and

              (e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period, in each case determined on a consolidated basis in accordance with with GAAP, minus
                    -----

          (3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

           "Consolidated Depreciation Expense" for any period means the
            ---------------------------------
depreciation expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

           "Consolidated Income Tax Expense" for any period means the provision
            -------------------------------
for taxes of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

           "Consolidated Interest Coverage Ratio" means the ratio of
            ------------------------------------
Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (the "Four-Quarter
                                                            ------------
Period") ending on or prior to the date of the transaction giving rise to the
------
need to calculate the Consolidated Interest Coverage Ratio (the "Transaction
                                                                 -----------
Date") to Consolidated Interest Expense for the Four-Quarter Period. For
----
purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

           (1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Company, any Restricted Subsidiary and any Accounts Receivable Entity (and the application of the proceeds therefrom) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds thereof) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

           (2) any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

If the Company or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Company or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

          In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

          (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

          (3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

          "Consolidated Interest Expense" for any period means the sum, without
           -----------------------------
duplication, of the total interest expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including without duplication,

          (1) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness,

          (2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers' acceptance financing and receivables financings,

          (3) the net costs associated with Hedging Obligations,

          (4) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses, except those incurred in connection with the Notes or the Credit Agreement,

          (5) the interest portion of any deferred payment obligations,

          (6) all other non-cash interest expense,

          (7) capitalized interest,

          (8) all dividend payments on any series of Disqualified Equity Interests of the Company or any Preferred Stock of any Restricted Subsidiary,

          (9) all interest payable with respect to discontinued operations,

          (10) all interest on any Indebtedness of any other Person guaranteed by the Company or any Restricted Subsidiary, and

          (11) imputed interest related to Permitted Receivables Financings during such period as determined in accordance with GAAP.

          "Consolidated Net Income" for any period means the net income (or
           -----------------------
loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be
                                                 --------
excluded from the calculation of such net income (to the extent otherwise included therein), without duplication:

          (1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Company and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Company or any Guarantor during such period;

          (2) except to the extent includable in the consolidated net income of the Company pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary;

          (3) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its respective charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

          (4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Company by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

          (5) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provision for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Company or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Sale by the Company or any Restricted Subsidiary;

          (6) other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Company or any Restricted Subsidiary during such period; and

          (7) prior to February 1, 2005, any non-recurring charges resulting from write-offs of intangible assets, asset impairments and/or (i) non-cash reorganization and restructuring costs in connection with the termination of service agreements with affiliated physicians (and sales of related assets) and/or (ii) cash reorganization and restructuring costs in connection with the termination of service agreements with affiliated physicians (and sales of related assets) and the repositioning, including costs associated with the offering of the Notes and the repayment of existing debt, in an aggregate amount not to exceed $60.0 million.

In addition, any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to Section 4.11(a)(3)(D) or decreased the amount of Investments outstanding pursuant to clause (3), (14), (16) or (18) of the definition of "Permitted Investments" shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

          "Consolidated Net Worth" means, with respect to any Person as of any
           ----------------------
date, the consolidated stockholders' equity (including Preferred Stock) of such Person and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made in accordance with GAAP after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

                  "Corporate Trust Office of the Trustee" shall be at the
                   -------------------------------------
address of the Trustee specified in Section 12.02 or such other address as the Trustee may give notice of to the Company.

                  "Coverage Ratio Exception" has the meaning set forth in the
                   ------------------------
proviso in the first paragraph of Section 4.10.

                  "Credit Agreement" means the Credit Agreement dated as of
                   ----------------
February 1, 2002 by and among the Company, as Borrower, First Union National Bank, as administrative agent, UBS Warburg LLC as syndication agent, GE Healthcare Financial Services, as documentation agent, and the other lenders named therein, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith (including Hedging Obligations related to the Indebtedness incurred thereunder), and in each case as amended, extended, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder) all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements with the same or any other agent(s), creditor(s), lender(s) or group of creditors or lenders.

                  "CUSIP number" means the alphanumeric designation assigned to
                   ------------
the Notes by Standard & Poor's Corporation, CUSIP Service Bureau.

                  "Custodian" means any receiver, trustee, assignee, liquidator
                   ---------
or similar official under any Bankruptcy Law.

                  "Default" means (1) any Event of Default or (2) any event, act
                   -------
or condition that, after notice or the passage of time or both, would be an Event of Default.

                  "Depository" or "DTC" means The Depository Trust Company and
                   ----------      ---
any successor to DTC in its capacity as depository for any Notes.

                  "Designated Senior Debt" means (1) Senior Debt under or in
                   ----------------------
respect of the Credit Agreement and (2) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount (or an Outstanding Receivables Financing Amount in the case of any Permitted Receivables Financings) of at least $10.0 million and in the case of clause (2), is specifically designated in the instrument evidencing such Senior Debt as "Designated Senior Debt."

                  "Designation" has the meaning given to this term in Section
                   -----------
4.16.

                  "Designation Amount" has the meaning given to this term in
                   ------------------
Section 4.16.

                  "Disqualified Equity Interests" of any Person means any Equity
                   -----------------------------
Interest of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided,
                                                                  --------
however, that any class of Equity Interests of such Person that, by its terms,
-------
authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, that any Equity Interests that would not constitute
--------  -------
Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Company to redeem such Equity Interests upon the occurrence of a Change of Control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under Section 4.08 and such Equity Interests specifically provide that the Company shall not redeem any such Equity Interests pursuant to such provisions prior to the Company's purchase of the Notes as required pursuant to the provisions described under Section 4.08.

                  "Equity Interests" of any Person means (1) any and all shares
                   ----------------
or other equity interests or participations, however designated (including common stock, preferred stock, limited liability company interests and partnership interests), in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

                  "Exchange Act" means the Securities Exchange Act of 1934, as
                   ------------
amended.

                  "Exchange Notes" means the 9 5/8% Senior Subordinated Notes
                   --------------
due 2012 to be issued pursuant to this Indenture in connection with (i) a Registration pursuant to the Registration Rights Agreement or, (ii) with respect to Initial Notes issued under this Indenture from time to time after the Issue Date pursuant to Section 2.16, 9 5/8% Senior Notes due 2012 issued pursuant to a registration rights agreement substantially identical to the Registration Rights Agreement, in each case substantially in the form of Exhibit A hereto.
---------

                  "Fair Market Value" means, with respect to any asset, the
                   -----------------
price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee; provided, however, that for purposes
                                            --------  -------
of calculating the Fair Market Value of assets sold in PPM Asset Sales, no value shall be assigned to the management agreements being canceled and for purposes of calculating the Fair Market Value of the consideration received in such sales, no value shall be assigned to the newly executed services agreements.

                  "Foreign Subsidiary" means any Subsidiary of the Company which
                   ------------------
(i) is not organized under the laws of (x) the United States or any state thereof or (y) the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

                  "GAAP" means generally accepted accounting principles set
                   ----
forth the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

                  "guarantee" means a direct or indirect guarantee (other than
                   ---------
by endorsement of negotiable instruments for collection) by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any guarantee of any Person at any date shall be the outstanding balance at such date of all unconditional obligations in respect of which such guarantee is made and the maximum liability of such other Person for any such contingent obligations in respect of which such guarantee is made at such date. "guarantee," when used as a verb, and "guaranteed" have correlative
            ---------                             ----------
meanings.

                  "Guarantor" means each Restricted Subsidiary of the Company on
                   ---------
the Issue Date, and each other Person that is required to become a Guarantor by the terms of this Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee.

                  "Guarantor Senior Debt" means, with respect to any Guarantor,
                   ---------------------
the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of such Guarantor, together with all interest, fees, indemnities and other obligations and other amounts owing in respect thereof, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

                  Without limiting the generality of the foregoing, "Guarantor Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) and other obligations on, and all other amounts owing in respect of:

                  (1) all monetary obligations of every nature of such Guarantor under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

                  (2) all Hedging Obligations in respect of the Credit
         Agreement;

in each case whether outstanding on the Issue Date or thereafter incurred.

                  Notwithstanding the foregoing, "Guarantor Senior Debt" shall not include:

                  (1) any Indebtedness of such Guarantor to the Company or any of its Subsidiaries;

                  (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any of its Subsidiaries;

                  (3) obligations to trade creditors in connection with obtaining goods, materials or services;

                  (4) Indebtedness represented by Disqualified Equity Interests;

                  (5) any liability for taxes owed or owing by such Guarantor;

                 (6) that portion of any Indebtedness incurred in violation of
         Section 4.10 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an officers' certificate of such Guarantor to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

                 (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and

                 (8) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

                  "Hedging Obligations" of any Person means the obligations of
                   -------------------
such Person pursuant to any interest rate swap agreement, interest rate collar agreement, interest rate floor agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, in each case entered into for bona fide hedging purposes and not for the purpose of speculation.

                  "Holder" means any registered holder, from time to time, of
                   ------
the Notes.

                  "incur" means, with respect to any Indebtedness or Obligation,
                   -----
incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided that (1) the Indebtedness of a Person existing at the
               --------
time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary at such time and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

                  "Indebtedness" of any Person at any date means, without
                   ------------
duplication:

                  (1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

                  (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

          (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

          (5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

          (6) all Capitalized Lease Obligations of such Person;

          (7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

          (8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Company or its
                        --------
     Subsidiaries that is guaranteed by the Company or the Company's Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis;

          (9) all Attributable Indebtedness;

          (10) to the extent not otherwise included in this definition, Hedging Obligations of such Person;

          (11) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person; and

          (12) all obligations under Permitted Receivables Financings, the amount of Indebtedness represented thereby to be deemed to equal the Outstanding Receivables Financing Amount.

          Any Indebtedness which is incurred at a discount to the principal amount at maturity thereof shall be deemed to have been incurred at the accreted value thereof at the date of issuance in accordance with GAAP. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and
(b) the amount of the Indebtedness secured thereby. For purposes of clause (5), the "maximum fixed redemption or repurchase price" of any Disqualified Equity
     --------------------------------------------
Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to this Indenture.

          "Indenture" means this Indenture, as amended, supplemented or
           ---------
     otherwise modified from time to time, in accordance with the terms hereof.

          "Independent Director" means a director of the Company who
           --------------------

          (1) is independent with respect to the transaction at issue; and

          (2) does not have any material financial interest in the Company (other than as a result of holding securities of the Company).

          "Independent Financial Advisor" means an accounting, appraisal or
           -----------------------------
investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Company.

          "Initial Notes" means (i) $175,000,000 aggregate principal amount of 9
           -------------
5/8% Senior Subordinated Notes due 2012 issued on the Issue Date, substantially in the form of Exhibit A and containing the Securities Act Legend and (ii)
               ---------
Additional Notes, in each case for so long as such notes constitute Restricted Notes.

          "interest" means, with respect to the Notes, interest and Additional
           --------
Interest, if any, on the Notes.

          "Investments" of any Person means:
           -----------

          (1) all direct or indirect investments by such Person in any other Person in the form of loans, advances or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person (excluding commissions, travel and similar advances to officers and employees, made in the ordinary course of business) and extensions of credit or other advances to customers or other Persons on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business;

          (2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

          (3) all other items that would be classified as investments (including purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP; and

          (4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

          Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of any Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with Section 4.16. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person other than a third Person invested in by an Unrestricted Subsidiary shall be deemed to be an Investment by the Company or such Restricted Subsidiary in the third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in the third Person. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Company shall be deemed not to be Investments.

          "Issue Date" means February 1, 2002.
           ----------

          "Lien" means, with respect to any asset, any mortgage, deed of trust,
           ----
lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

          "Management Services Agreements" means the management services
           ------------------------------
agreements of the Company and its Restricted Subsidiaries, whether now existing or hereafter acquired or arising, together with any and all extensions, modifications, amendments, renewals, substitutions or replacements thereof.

          "Moody's" means Moody's Investors Service, Inc. and its successors.
           -------

          "Net Available Proceeds" means, with respect to any Asset Sale, the
           ----------------------
proceeds thereof in the form of cash or Cash Equivalents, net of

          (1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

          (2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

          (3) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

          (4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

          (5) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, (i) for post-closing adjustments, tune-ups or revaluations or (ii) as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments,
              --------  -------
     revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

          "Non-Recourse Debt" means Indebtedness of an Unrestricted Subsidiary:
           -----------------

          (1) as to which neither the Company nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), other than any pledge of the Equity Interest of any Unrestricted Subsidiary, (b) is directly or indirectly liable as a guarantor or otherwise, other than in the case of both of the foregoing clauses (a) and (b), a non-recourse guarantee to support a pledge of the Equity Interests of any Unrestricted Subsidiary, or
     (c) constitutes the lender; and

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Company or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Notes" means, collectively, the Initial Notes, the Private Exchange
           -----
Notes, if any, and the Unrestricted Notes. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

          "Note Guarantees" means. collectively, the guarantee of the Notes by
           ---------------
the Company and the guarantee of the Notes by the Guarantors.

          "Obligation" means any principal, interest, penalties, fees,
           ----------
indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Offering Memorandum" means the offering memorandum related to the
           -------------------
sale of the Notes dated January 25, 2002.

          "Officer" means any of the following of the Company: the Chairman of
           -------
the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

          "Officers' Certificate" means a certificate signed by two Officers.
           --------  -----------

          "Opinion of Counsel" means a written opinion from legal counsel of the
           ------------------
Company who may be an employee of or counsel for the Company or other counsel reasonably acceptable to the Trustee.

          "Outstanding Receivables Financing Amount" means the greater of (x)
           ----------------------------------------
85% of the net book value of the aggregate amount of receivables sold or financed pursuant to a Permitted Receivables Financing that remain uncollected at any one time and (y) 100% of the obligations secured by such receivables exclusive of yield or interest earned in such investments.

          "Pari Passu Indebtedness" means any Indebtedness of the Company or any
           -----------------------
Guarantor that ranks pari passu as to payment with the Notes or the Note Guarantees, as applicable.

          "Permitted Business" means the businesses engaged in by the Company
           ------------------
and its Subsidiaries on the Issue Date as described in the Offering Memorandum and businesses that are reasonably related thereto or reasonable extensions thereof.

          "Permitted Holders" means Welsh, Carson, Anderson & Stowe and Oak Hill
           -----------------
Capital Management and investment vehicles controlled by such entities formed solely for the purpose of investing in securities.

          "Permitted Investment" means:
           --------------------

          (1) Investments by the Company or any Restricted Subsidiary in (a) any Restricted Subsidiary or (b) any Person that is or will become, immediately after such Investment or substantially concurrent with such Investment, a Restricted Subsidiary or that will merge or consolidate or liquidate into the Company or a Restricted Subsidiary;

                (2)   Investments in the Company by any Restricted Subsidiary;

                (3) loans and advances to directors, employees and officers of the Company and the Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Company not in excess of $3.0 million at any one time outstanding;

                (4)   Hedging Obligations incurred pursuant to Section 4.10(b)
         (5);

                (5)   Cash Equivalents;

                (6) receivables owing to the Company or any Restricted Subsidiary payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such
                --------  -------
         concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                (7) to the extent disclosed in this Indenture Investments existing on the Issue Date or made pursuant to legally binding written agreements in existence on such date;

                (8) Investments received as consideration for the settlement of any litigation, arbitration or dispute in partial or full satisfaction of such claim or dispute;

                (9) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

                (10) Investments made by the Company or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.15 hereof or the disposition of any asset not constituting an Asset Sale;

                (11) lease, utility and other similar deposits in the ordinary course of business;

                (12) Investments made by the Company or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of the Company;

                (13) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

                (14) Investments in Permitted Joint Ventures in an aggregate amount outstanding at any one time not to exceed the greater of (a) $20.0 million or (b) 3% of Total Tangible Assets (with each Investment being valued as of the date made and without regard to subsequent changes in value);

                (15)   Investments in Accounts Receivable Entities;

                (16) other Investments in an aggregate amount not to exceed $20.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value);

                (17) prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance or similar deposits incurred in the ordinary course of business; and

                (18) loans by Physician Reliance Network, Inc. to affiliated physician groups in an aggregate amount outstanding at any one time not to exceed $10.0 million.

                The amount of Investments outstanding at any time pursuant to clause (14), (16) or (18) above shall be deemed to be reduced:

                (a) upon the disposition or repayment of or return on any Investment made pursuant to clause (14), (16) or (18) above, by an amount equal to the return of capital (including dividends, interest and distributions) with respect to such Investment to the Company or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income and profits on sale), less the cost of the disposition of such Investment, if any, and net of taxes; and

                (b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the lesser of (x) the Fair Market Value of the Company's proportionate interest in such Subsidiary immediately following such Redesignation, and (y) the aggregate amount of Investments in such Subsidiary that increased (and did not previously decrease) the amount of Investments outstanding pursuant to clause (14), (16) or (18) above.

                "Permitted Joint Venture" means a Person (i) that owns, leases,
                 -----------------------
operates or services a hospital or other health-care provider for the purpose of developing, operating, conducting or marketing a Permitted Business and (ii) of which the Company or any Restricted Subsidiary owns a 30% or greater equity interest.

                "Permitted Junior Securities" means:
                 ---------------------------

                (1)   Equity Interests in the Company; or

                (2) debt securities that are subordinated to (a) all Senior Debt of the Company or Guarantor Senior Debt of the applicable Guarantor, as the case may be, and (b) any debt securities issued in exchange for Senior Debt or Guarantor Senior Debt, as the case may be, to substantially the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt and Guarantor Senior Debt, respectively, under this Indenture.

                "Permitted Liens" means the following types of Liens:
                 ---------------

                (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or remaining payable without penalty or (b) contested in good faith by appropriate proceedings and as to which the Company or the Restricted Subsidiaries shall have set aside on their books such reserves as may be required pursuant to GAAP;

                (2) statutory, contractual or common law Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith;

                (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, contracts, progress payments or completion or performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                (4) Liens upon specific items of inventory, equipment or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

                (5) attachment or judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which the proceedings may be initiated has not expired;

                (6) easements, rights-of-way, zoning restrictions and other similar charges, restrictions, encumbrances or irregularities in respect of real property or immaterial imperfections of title which are customary or do not, in the aggregate, impair in any material respect the ordinary conduct of the business of the Company and the Restricted Subsidiaries taken as a whole;

                (7) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

                (8) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any Restricted Subsidiary, including rights of offset and setoff;

                (9) bankers' Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Company or any Restricted Subsidiary, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements; provided that in no case shall any
                                            --------
        such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

                (10) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or any Restricted Subsidiary;

                (11) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

                (12) Liens securing all of the Notes and Liens securing any Note Guarantee;

                (13) Liens securing Senior Debt or Guarantor Senior Debt and all obligations related thereto;

                (14) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

                (15)  Liens in favor of the Company or a Restricted Subsidiary;

                (16) Liens securing Indebtedness and other obligations under the Credit Agreement;

                (17) Liens securing Purchase Money Indebtedness and all obligations related thereto;

                (18) Liens securing Acquired Indebtedness permitted to be incurred under this Indenture and all obligations related thereto; provided that the Liens do not extend to assets not subject to such
         --------
         Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary;

                (19) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or any Restricted Subsidiary (and not created in anticipation or contemplation thereof);

                (20) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (13), (14), (16),
         (17) and (18); provided that in the case of clauses (14), (17), and
                        --------
         (18) such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

                (21)   Liens to secure Attributable Indebtedness; provided that
                                                                  --------
         any such Lien shall not extend to or cover any assets of the Company or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

                (22) those encumbrances and restrictions referred to in clauses (3), (6), and (9) of Section 4.12;

                (23) Liens consisting of rights of first refusal or options to purchase ownership interest in any asset, property, Person or Equity Interest, in each case, if not issued in connection with the incurrence of Indebtedness or as credit support for Indebtedness or Disqualified Equity Interests;

                (24) Liens on the securities of any Unrestricted Subsidiary that secure the Indebtedness of the Unrestricted Subsidiary;

                (25) zoning restrictions, licenses, restrictions on the use of real property or other minor irregularities; and

                (26) Liens incurred in connection with Permitted Receivables Financings.

                "Permitted Receivables Financing" means any sale, conveyance or
                 -------------------------------
other transfer by the Company or any Restricted Subsidiary of accounts receivable and related assets or any pledge of such accounts receivable (or an interest therein in each case that is part of a receivables financing transaction).

          "Person" means any individual, corporation, partnership, limited
           ------
liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

          "Plan of Liquidation" with respect to any Person, means a plan that
           -------------------
provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

          "PPM Asset Sales" means sales of assets to physician practice entities
           ---------------
or to physicians affiliated with physician practice entities in connection with the termination or modification of the Management Services Agreement in effect on the Issue Date with such physician practice entities or such affiliated physicians.

          "Preferred Stock" means, with respect to any Person, any and all
           ---------------
preferred or preference stock or other Equity Interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

          "principal" means, with respect to the Notes, the principal of the
           ---------
Notes.

          "Private Exchange" has the meaning set forth in the Registration
           ----------------
Rights Agreement.

          "Private Exchange Notes" has the meaning set forth in the Registration
           ----------------------
Rights Agreement.

          "Purchase Money Indebtedness" means Indebtedness, including
           ---------------------------
Capitalized Lease Obligations, of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price or construction cost (including property renovated, developed or otherwise improved) of property, plant or equipment used in the business of the Company or any Restricted Subsidiary or the cost of installation, construction or improvement thereof; provided, however, that (1) the amount of such Indebtedness
                     --------  -------
shall not exceed such purchase price or cost, (2) such Indebtedness shall not be secured by any asset other than the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property to which such asset is attached and equipment, intangibles and rents customarily encumbered in connection therewith and (3) such Indebtedness shall be incurred within 360 days after such acquisition of such asset by the Company or such Restricted Subsidiary or such installation, renovation, development, construction or improvement or the commencement of full operation of the property.

          "Qualified Equity Interests" means Equity Interests of the Company
           --------------------------
other than Disqualified Equity Interests; provided that such Equity Interests
                                          --------
shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Company or financed, directly or indirectly, using funds (1) borrowed from the Company or any Subsidiary of the Company until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Company or any Subsidiary of the Company (including, without limitation, in respect of any employee stock ownership or benefit plan).

          "Qualified Equity Offering" means the issuance and sale of Qualified
           -------------------------
Equity Interests of the Company to any Person other than a Subsidiary of the Company.

          "redeem" means to redeem, repurchase, purchase, defease, retire,
           ------
discharge or otherwise acquire or retire for value; and "redemption" shall have
                                                         ----------
a correlative meaning.

          "Redesignation" has the meaning given to such term in Section 4.16.
           -------------

          "refinance" means to refinance, repay, prepay, replace, renew or
           ---------
refund.

          "Refinancing Indebtedness" means Indebtedness of the Company or a
           ------------------------
Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem, refinance, defease or refund (collectively "repay") in whole or in part, or
                                            -----
constituting an amendment of, any Indebtedness of the Company or such Restricted Subsidiary (the "Refinanced Indebtedness") in a principal amount not in excess
                 -----------------------
of the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness so repaid or amended (plus the amount of any prepayment premiums and other reasonable expenses incurred in connection therewith) (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided that:
                                               --------

          (1) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness, the Company and/or one or more Guarantors;

          (2) if the Refinanced Indebtedness was subordinated to or pari passu
                                                                    ---- -----
     with the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in
                                                          ---- -----
     the case of Refinanced Indebtedness
     that was pari passu with) or subordinate in right of payment to (in the
              ---- -----
     case of Refinanced Indebtedness that was subordinated to) the Notes or the Note Guarantees, as the case may be, at least to the same extent in all material respects as the Refinanced Indebtedness;

          (3) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes; and

          (4) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid or amended that is scheduled to mature on or prior to the maturity date of the Notes.

          "Registration Rights Agreement" means (i) with respect to the Initial
           -----------------------------
Notes issued on the Issue Date, the Registration Rights Agreement, dated as of the date hereof, between the Company and UBS Warburg LLC, and (ii) with respect to each issuance of Additional Notes in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement among the Company and the Persons purchasing the Additional Notes.

          "Related Person" of any specified Person means any other Person
           --------------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Representative" means any agent or representative in respect of any
           --------------
Designated Senior Debt; provided that if, and for so long as, any Designated
                        --------
Senior Debt lacks such representative, then the Representative for such Designated Senior Debt shall at all times constitute the holder or holders of a majority in outstanding principal amount of such Designated Senior Debt.

          "Restricted Certificated Registered Note" means a Certificated
           ---------------------------------------
Registered Note bearing the Securities Act Legend issued in registered form without coupons in a principal amount of $1,000 or integral multiples thereof.

          "Restricted Global Notes" means the Global Note(s) bearing the
           -----------------------
Securities Act Legend issued in registered form without coupons in a principal amount of $1,000 or integral multiples thereof.

          "Restricted Notes" means the Restricted Certificated Registered Notes
           ----------------
and the Restricted Global Note(s).

          "Restricted Payment" means any of the following:
           ------------------

          (1) the declaration or payment of any dividend or any other distribution on Equity Interests (excluding, for the avoidance of doubt, payment of principal and interest on any debt security that is convertible or exchangeable for capital stock) of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of any such Equity Interests of the Company or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Company but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Company or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

          (2) the purchase or redemption of any Equity Interests of the Company or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Company but excluding any such Equity Interests held by the Company or any Restricted Subsidiary and pro rata purchases or redemptions of any Equity Interest held by minority stockholders of any Restricted Subsidiary;

          (3) any Investment other than a Permitted Investment;

          (4) any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness, other than the redemption of the subordinated physician notes in connection with conversions of physician management practice entities and/or physicians affiliated with such physician management practice entities to the service line structure or the termination of a Management Services Agreement as in effect on the Issue Date; or

          (5) payment in lieu of fractional shares not to exceed $1.0 million.

          "Restricted Payments Basket" has the meaning given to such term in
           --------------------------
Section 4.11.

          "Restricted Subsidiary" means any Subsidiary of the Company other than
           ---------------------
an Unrestricted Subsidiary.

          "S&P" means Standard & Poor's Ratings Services, a division of The
           ---
McGraw-Hill Companies, Inc., and its successors.


          "Sale and Leaseback Transactions" means with respect to any Person an
           -------------------------------
arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

          "SEC" means the United States Securities and Exchange Commission.
           ---

          "Secretary's Certificate" means a certificate signed by the Secretary
           -----------------------
of the Company.

          "Securities Act" means the U.S. Securities Act of 1933, as amended.
           --------------

          "Senior Debt" means the principal of, premium, if any, and interest
           -----------
(including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such is an allowed claim under applicable law) on any Indebtedness of the Company, together with all interest, fees, indemnities and other obligations and other amounts owing in respect thereof, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes.

          Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) and other obligations on, and all other amounts owing in respect of:

          (1) all monetary obligations of every nature under, or with respect to, the Credit Agreement, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

          (2) all Hedging Obligations in respect of the Credit Agreement;

         in each case whether outstanding on the Issue Date or thereafter incurred.

                Notwithstanding the foregoing, "Senior Debt" shall not include:

                (1) any Indebtedness of the Company to the Company or any of its Subsidiaries;

                (2) Indebtedness to, or guaranteed on behalf of, any director, officer or employee of the Company or any of its Subsidiaries;

                (3) obligations to trade creditors in connection with obtaining goods, materials or services;

                (4)   Indebtedness represented by Disqualified Equity Interests;

                (5)   any liability for taxes owed or owing by the Company;

                (6)   that portion of any Indebtedness incurred in violation of
         Section 4.10 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture);

                (7) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to the Company; and

                (8) any Indebtedness which is, by its express terms or by express agreement, subordinated in right of payment to any other Indebtedness of the Company.

                "Significant Subsidiary" means (1) any Restricted Subsidiary
                 ----------------------
that would be a "significant subsidiary" as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Section 6.01(a)(7) or 6.01(a)(8) has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

                "Subordinated Indebtedness" means Indebtedness of the Company or
                 -------------------------
any Guarantor that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

                "Subsidiary" means, with respect to any Person:
                 ----------

                (1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

                (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Company.

                "Total Tangible Assets" means, as of any date, the total amount
                 ---------------------
of tangible assets of the Company and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP at the end of the fiscal quarter immediately preceding such date.

                "TIA" means the Trust Indenture Act of 1939, as amended.
                 ---

                "Trust Officer" means any officer of the Trustee assigned by the
                 -------------
Trustee to administer its corporate trust matters.

                "Trustee" means the party named as such in this Indenture until
                 -------
a successor replaces it and thereafter means the successor.

                "Unrestricted Certificated Registered Note" means a
                 -----------------------------------------
Certificated Registered Note not bearing the Securities Act Legend issued in registered form without coupons in a principal amount of $1,000 or integral multiples thereof, including, without limitation, the Exchange Notes.

                "Unrestricted Global Note" means one or more Global Note(s) not
                 ------------------------
bearing the Securities Act Legend issued in registered form without interest coupons in a principal amount of $1,000 or integral multiples thereof, and deposited with the Depository, including, without limitation, the Exchange Notes.

                "Unrestricted Notes" means the Unrestricted Global Notes and the
                 ------------------
Unrestricted Certificated Registered Notes.

         "Unrestricted Subsidiary" means (1) any Subsidiary that at the time of
          -----------------------
determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in accordance with Section 4.16 and (2) any Subsidiary of an Unrestricted Subsidiary.

         "U.S. Government Obligations" means direct non-callable obligations of,
          ---------------------------
or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Voting Stock" with respect to any Person, means securities of any
          ------------
class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

         "Weighted Average Life to Maturity" when applied to any Indebtedness at
          ---------------------------------
any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Subsidiary" means a Restricted Subsidiary of which 100%
          -----------------------
of the Equity Interests (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Company or through one or more Wholly-Owned Subsidiaries.

     Section 1.02.      Other Definitions.
                        -----------------

                                                                      Defined in
Term                                                                  Section(s)
----                                                                  ----------

"Affiliate Transaction" ..........................................      4.14
 ---------------------
"Agent Members" ..................................................      2.01
 -------------
"Base Guaranty Liability" ........................................     11.01
 -----------------------
"Certificated Note" ..............................................      2.01
 -----------------
"Change of Control Offer" ........................................      4.08
 -----------------------
"Change of Control Purchase Price" ...............................      4.08
 --------------------------------
"Clearstream" ....................................................      2.01
 -----------
"Coverage Ratio Exception" .......................................      4.10
 ------------------------
"Covenant Defeasance" ............................................      8.01
 -------------------
"DTC" ............................................................      2.01
 ---

                                                                   Defined in
Term                                                               Section(s)
----                                                               ----------

"Euroclear" ..................................................       2.01
 ---------
"Event of Default" ...........................................       6.01
 ----------------
"Excess Proceeds" ............................................       4.15
 ---------------
"Global Legend" ..............................................       2.01
 -------------
"Global Notes" ...............................................       2.01
 ------------
"Global Note Holder" .........................................       2.01
 ------------------
"Institutional Accredited Investor" ..........................       2.01
 ---------------------------------
"Legal Defeasance" ...........................................       8.01
 ----------------
"Legal Holiday" ..............................................      12.07
 -------------
"Net Proceeds Deficiency" ....................................       4.15
 -----------------------
"Net Proceeds Offer" .........................................       4.15
 ------------------
"Offered Price" ..............................................       4.15
 -------------
"Offshore Notes Exchange Date" ...............................       2.01
 ----------------------------
"Parri Passu Indebtedness Price" .............................       4.15
 ------------------------------
"Paying Agent" ...............................................       2.03
 ------------
"Payment Amount" .............................................       4.15
 --------------
"Payment Blockage Notice" ....................................       9.03, 11.04
 -----------------------
"Permitted Indebtedness" .....................................       4.10
 ----------------------
"Qualified Institutional Buyer" ..............................       2.01
 -----------------------------
"Redesignation" ..............................................       4.16
 -------------
"Register" ...................................................       2.05
 --------
"Registrar" ..................................................       2.03
 ---------
"Regulation S Global Notes" ..................................       2.01
 -------------------------
"Regulation S Permanent Global Note" .........................       2.01
 ----------------------------------
"Regulation S Temporary Global Note" .........................       2.01
 ----------------------------------
"Restricted Global Note" .....................................       2.01
 ----------------------
"Restricted Payments Basket" .................................       4.11
 --------------------------
"Securities Act Legend" ......................................       2.01
 ---------------------
"Successor" ..................................................       5.01
 ---------

      Section 1.03.   Incorporation by Reference of Trust Indenture Act.
                      -------------------------------------------------

              Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

              The following TIA terms used in this Indenture have the following meanings:

              "indenture securities" means the Notes.
               --------------------

                  "indenture security holder" means a Holder.
                   -------------------------

                  "indenture to be qualified" means this Indenture.
                   -------------------------

                  "indenture trustee" or "institutional trustee" means the
                   -----------------      ---------------------
Trustee.

                  "obligor" on the Indenture Notes means the Company. All other
                   -------
terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them by such definitions.

         Section 1.04.      Rules of Construction.
                            ---------------------

                  Unless the context otherwise requires:

                  (1)    a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3)    "or" is not exclusive;
                          --

                  (4) words in the singular include the plural and in the plural include the singular;

                  (5)    "including" means including, without limitation;
                          ---------

                  (6)    provisions apply to successive events and transactions;
         and

                  (7)    "herein," "hereof" and "hereunder" and other words of
                          ------    ------       ---------
         similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision.

                                    ARTICLE 2

                                    THE NOTES
                                    ---------

         Section 2.01.      Form and Dating.
                            ---------------

                  (a) Form Generally.
                      --------------

                    (i) Notes offered and sold in reliance on Rule 144A promulgated under the Securities Act shall be issued initially in the form of one or more permanent global Notes

(each a "Restricted Global Note"), registered in the name of the Depository or
         ----------------------
its nominee, substantially in the form of Exhibit A, deposited with the Trustee,
                                          ---------
as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as herein provided. The aggregate principal amount of the Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                   (ii) Notes offered and sold in offshore transactions in reliance on Regulation S promulgated under the Securities Act shall be issued initially in the form of one or more temporary global Notes, registered in the name of the global note holder for the account of the Depositary or its nominee (the "Global Note Holder"), substantially in the form of Exhibit A (the
      ------------------                                 ---------
"Regulation S Temporary Global Notes"), deposited with the Trustee, as custodian
 -----------------------------------
for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as provided herein. Thereafter, following receipt by the trust administrator responsible for administering this Indenture of an Officer's Certificate of the Company to such effect, at any time on or after the date which is 40 days after the Issue Date (the "Offshore Notes Exchange Date"),
                                                 ----------------------------
the Trustee shall exchange the outstanding principal amount of Notes represented by the Regulation S Temporary Global Notes for one or more permanent global Notes registered in the name of the Depositary or its nominee, substantially in the form hereinabove recited without the Securities Act Legend (as defined below) (the "Regulation S Permanent Global Notes" and together with the
             -----------------------------------
Regulation S Temporary Global Notes, the "Regulation S Global Notes") duly
                                          -------------------------
executed by the Company and authenticated by the Trustee as provided herein. In connection with such exchange, the Trustee shall hold the Regulation S Permanent Global Notes as custodian for the Depositary or its nominee, reflect on its books and records the date of such exchange and cancel the Regulation S Temporary Global Notes. Restricted Global Notes and Regulation S Global Notes are sometimes referred to herein as the "Global Notes." The aggregate principal
                                         ------------
amount of Regulation S Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

                   (iii) Following the original issuance of Notes, Notes offered and sold to an institutional "accredited investor" (within the meaning of Rule 501(a) (1), (2), (3) or (7) of Regulation D promulgated under the Securities Act and which is not a Qualified Institutional Buyer (as defined below), an "Institutional Accredited Investor") shall be issued in the form of one or more
 ---------------------------------
physical certificated notes (each a "Certificated Note") registered in the name
                                     -----------------
of the purchaser thereof. Certificated Notes may only be issued in the circumstances described in subparagraph (c)(ii) and paragraph (d) below.

                  (b) Restrictive Legends.
                      -------------------

                    (i) Each Restricted Global Note, each Regulation S Global Note and each Certificated Note shall bear the following legend (the "Securities
                                                                      ----------
Act Legend") on the face thereof until the provisions of paragraph (d)(ii) or
----------
(d)(iii) relating to the removal of such legend are complied with:

         THE NOTE (OR ITS PREDECESSORS) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF US ONCOLOGY, INC. (THE "COMPANY") THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), PURCHASING FOR ITS OWN ACCOUNT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (d) SUCH TRANSFER IS SUBJECT TO THE RECEIPT BY THE REGISTRAR (AND THE COMPANY, IF IT SO REQUESTS) OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (ii) TO THE COMPANY OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE

         OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND THE INDENTURE GOVERNING THE NOTES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                   (ii) Each Global Note shall bear the following legends (the "Global Legend") on the face thereof:
 -------------

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK), A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

                   The Notes may have such other notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.

                  (c) Book Entry Provisions for Global Notes.
                      --------------------------------------

                    (i) Each Restricted Global Note initially shall (i) be registered in the name of a nominee of the Depositary and (ii) bear legends as set forth in paragraph (b) above. Each Regulation S Temporary Global Note initially shall (i) be registered in the name of a nominee of the Depositary for the accounts of Euroclear Bank, S.A./N.V., as operator of the Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream"), (ii) be
  ---------                                              -----------
delivered to the Trustee as custodian on behalf of the Depositary and (iii) bear legends as set forth in paragraph (b) above. Each Regulation S Permanent Global
Note initially shall (i) be registered in the name of a nominee of the Depositary, (ii) be delivered to the Trustee as custodian on behalf of the Depositary and (iii) bear the legend as set forth in subparagraph (b)(ii) above. Prior to the Offshore Notes Exchange Date, interests in the Regulation S Temporary Global Notes may only be held through Euroclear and Clearstream. Following the Offshore Notes Exchange Date, interests in the Regulation S Permanent Global Note may be held by any member of, or participants in, the Depositary ("Agent Members").
             -------------

                    Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of any of them as the absolute owner of such Global Note for all purposes whatsoever including, without limitation, the giving of notices and action upon instructions. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of any of them from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note.

                    (ii) Except as provided in paragraph (c)(iv), transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in any Restricted Global Note or Regulation S Global Note, respectively, if (i) the Company notifies the Trustee that DTC is unwilling or unable to continue as Depositary for such Restricted Global Note or Regulation S Global Note, as the case may be, and a successor depository is not appointed by the Company within 90 days of such notice, (ii) the Company, in its sole discretion, shall so request or (iii) an Event of Default has occurred and is continuing and the Registrar shall have received a request from the Depositary to issue such Certificated Notes.

                    (iii) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note previously held and become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

          (iv) In connection with the transfer of an entire Restricted Global Note or Regulation S Global Note to beneficial owners pursuant to the second sentence of subparagraph (ii) of this paragraph, the Restricted Global Note or Regulation S Global Note, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest, as notified by the Depositary, in such Restricted Global Note or Regulation S Global Note, as the case may be, an equal aggregate principal amount of Certificated Notes of authorized denominations.

          (v) Any Certificated Note delivered in exchange for an interest in a Restricted Global Note pursuant to subparagraph (ii) or (iv) of this paragraph
(c) shall, except as otherwise provided by paragraph (d)(iii), bear the Securities Act Legend.

          (d)  Special Definitive Provisions. Unless and until the Securities
               -----------------------------
Act Legend is removed from a Certificated Note or Global Note pursuant to subparagraph (iii) below (including as a result of an exchange completed on the Offshore Notes Exchange Date pursuant to paragraph (a)(ii) above), the following additional provisions shall apply to the proposed transfer, exchange or replacement of Certificated Notes:

               (i) The following provisions shall apply with respect to the registration of any proposed transfer of a Note (or interest in a Global Note) to any Institutional Accredited Investor which is not a Qualified Institutional Buyer (within the meaning of Rule 144A under the Securities Act, a "Qualified Institutional Buyer") or to a
                                 -----------------------------
          Non-U.S. Person (as defined in Regulation S):

                    (A) The Registrar shall register the transfer of any Certificated Note containing the Securities Act Legend or any interest in a Restricted Global Note if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or (y) the proposed transferee (excluding Non-U.S. Persons) has delivered to the Registrar a certificate substantially in the form of Exhibit C-1 hereto or if the
                                            -----------
               transferee is a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit C-2 hereto.
                       -----------

                    (B) If the proposed transferor is an Agent Member holding a beneficial interest in a Restricted Global Note and the proposed transferee is an Institutional Accredited Investor which is not a Qualified Institutional Buyer, upon receipt by the Depositary and Registrar of (x) the documents required by sub-
          paragraph (d)(i)(A) above (if such transfer is pursuant to clause (y) of subparagraph (d)(i)(A) above) and (y) instructions given in accordance with the Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and a decrease in the principal amount of such Restricted Global Note in an amount equal to the principal amount of the beneficial interest in such Restricted Global Note to be transferred and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

          (ii) The following provisions shall apply with respect to the registration of any proposed transfer of a Note (or interest in a Global
     Note) to a Qualified Institutional Buyer:

               (A) The Registrar shall register the transfer of any Certificated Note containing the Securities Act Legend if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a Qualified Institutional Buyer within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

               (B) If the Note to be transferred is a Certificated Note containing the Securities Act Legend and the proposed transferee is an Agent Member holding such interest on behalf of a Qualified Institutional Buyer, upon receipt by the Registrar of (x) the documents referred to in subparagraph (d)(i)(A) above (if such transfer is pursuant to clause (y) of subparagraph (d)(i)(A) above) and (y) instructions given in accordance with the Registrar's procedures, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of the Restricted Global Note in an amount equal to the principal amount of the Certificated Note to be transferred and the Trustee shall cancel the Certificated Note so transferred.

               (iii) Upon the registration of transfer, exchange or replacement of Notes bearing the Securities Act Legend, the Registrar shall deliver only Notes that bear the Securities Act Legend unless (x) the requested transfer, exchange or replacement (A) is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer, exchange or replacement or (B) is made under the circumstances contemplated by paragraph (a)(ii) of this Section 2.01 or (y) is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. Upon the registration of transfer, exchange or replacement of Notes not bearing the Securities Act Legend, the Registrar shall deliver Notes that do not bear the Securities Act Legend.

               (iv) By its acceptance of any Note bearing the Securities Act Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth herein and in the Securities Act Legend and agrees that it will transfer such Note only as provided herein. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth herein. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to
                          --------
          determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this paragraph (d) in accordance with its customary procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          Section 2.02.  Execution and Authentication.
                         ----------------------------

               The Notes shall be executed by an Officer or any authorized signatory as identified in an Officers' Certificate (pursuant to a power of attorney or other similar instrument). The signature of any such Officer (or authorized signatory) on the Notes shall be by manual or facsimile signature in the name and on behalf of the Company.

               If any Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

               A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

               The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $175,000,000 in one or more series, (ii) Private Exchange Notes from time to time only in exchange for a like principal amount of Initial Notes and (iii) Unrestricted Notes from time to time only (x) in exchange for a like principal amount of Initial Notes or (y) in an aggregate principal amount of not more than the excess of $175,000,000 over the sum of the aggregate principal amount of (A) Initial Notes then outstanding, (B) Private Exchange Notes then outstanding and (C) Unrestricted Notes issued in accordance with (iii)(x) above, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Private Exchange Notes or Unrestricted Notes and whether the Notes are to be issued as Certificated Notes or Global Notes or such other information as the Trustee may reasonably request.

               In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date pursuant to clauses (i) and (iii) of the first sentence of the immediately preceding paragraph, the Company shall use its reasonable efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Notes issued under this
           --------  -------
Indenture subsequent to the Issue Date is determined, to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding. Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

               The Trustee may appoint an authenticating agent (the "Authenticating Agent") reasonably acceptable to the Company to authenticate
 --------------------
Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company or with any Affiliate of the Company.

               The Notes shall be issuable only in registered form without coupons and only in integral multiples of $1,000 and any integral multiple thereof.

          Section 2.03. Registrar and Paying Agent.
                        --------------------------

               The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an
                                                         ---------
office or agency where Notes may be presented for payment ("Paying Agent");
                                                            ------------
provided that payment of interest may, at the option of the Company, be made by
--------
check mailed to a Holder at his registered address. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more co-paying agents. The term "Paying Agent" includes any additional paying agent.

               The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company may change any Registrar or Paying Agent without notice to the Holders.

               The Company appoints the Trustee as Paying Agent and Registrar.

          Section 2.04. Paying Agent To Hold Money in Trust.
                        -----------------------------------

               Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all moneys held by such Paying Agent for the payment of principal of or interest on the Notes, and shall notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay to the Trustee all money held by it upon demand. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee are to account for any funds disbursed. Upon payment over to the Trustee and accounting for any funds disbursed, such Paying Agent shall have no further liability for the money. If the Company, a Subsidiary or a Related Person or any of them acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

          Section 2.05. Noteholder Lists.
                        ----------------

               The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders (the "Register") and shall otherwise comply with TIA. If the Trustee is
              --------
not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may reasonably request in writing a list, in such form and as of such date as the Trustee may require, of the names, addresses and tax identification numbers of Holders.

     Section 2.06.   Transfer and Exchange.
                     ---------------------

          A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of this Indenture. Where Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange if the requirements of Section 8-401(a) of the New York Uniform Commercial Code as then in effect are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Notes at the Registrar's written (if the Registrar is not the Trustee) request. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents (each in a form satisfactory to the Company and the Registrar) and to pay any taxes and fees required by law or permitted by this Indenture. Without the prior consent of the Company, the Registrar is not required (1) to issue or register the transfer of or exchange any Note selected for redemption, (2) to issue or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

          The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

          No Holder shall Incur a service charge for any registration of transfer or exchange of Notes, but the Company or the Trustee, as appropriate, may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.10,
3.06 or 10.05 not involving any transfer.

     Section 2.07.   Replacement Notes.
                     -----------------

          If the Holder of a Note claims that the Note has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the New York Uniform Commercial Code are met and, in the case of a mutilated Note, such mutilated Note is surrendered to the Trustee. If required by the Trustee or the Company, an indemnity bond must be sufficient, in the judgment of both, to protect the Company, the Trustee, or any Agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge for their expenses in replacing a Note.

          In case any such mutilated, destroyed or wrongfully taken Notes has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note when due.

          Every replacement Note is an Obligation of the Company.

     Section 2.08.   Outstanding Notes.
                     -----------------

          Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or one of its Subsidiaries or Related Persons holds the Note.

          If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Note is held by a bona fide purchaser.
                                           ---- ----

          If the Paying Agent (other than the Company) holds on a redemption date, repurchase date or maturity date money sufficient to pay Notes payable on that date, then on and after that date, such Notes shall be deemed to be no longer outstanding and interest on them shall cease to accrue.

     Section 2.09.   Notes Held by the Company or a Related Person.
                     ---------------------------------------------

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or a Subsidiary or a Related Person shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded.

     Section 2.10.   Temporary Notes.
                     ---------------

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

     Section 2.11.   Cancellation.
                     ------------

          The Company or any Guarantor at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and may destroy canceled Notes and deliver a certificate of any such destruction to the Company. The

Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation.

     Section 2.12.   Defaulted Interest.
                     ------------------

          If and to the extent the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest at the rate then borne by the Notes on the defaulted interest. It shall pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company or Trustee (at the direction of the Company) shall fix such record date and payment date. At least 15 days before the special record date, the Company or Trustee (at the direction of the Company, provided that the Trustee shall
                                             --------
have received the same at least 10 but not more than 30 days prior thereto or such shorter period prior thereto as is acceptable to the Trustee) shall mail to Holders a notice that states the record date, payment date and amount of interest to be paid.

     Section 2.13.   Persons Deemed Owners.
                     ---------------------

          Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may conclusively presume and shall treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 2.12) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. None of the Company, the Guarantors, the Trustee, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of or actions taken in respect of beneficial ownership interests of a Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests (including but not limited to CUSIP numbers, if any).

     Section 2.14.   Computation of Interest.
                     -----------------------

          Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

     Section 2.15.   CUSIP Numbers
                     -------------

          The Company, in issuing the Notes, may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use the CUSIP numbers for purposes of the identification of the Notes in notices as a convenience to Holders; provided that any such notice may state that no representation is made
         --------
by the Trustee as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in CUSIP numbers.

     Section 2.16.   Issuance of Additional Notes.
                     ----------------------------

          The Company shall be entitled to issue Additional Notes under this Indenture which shall have identical terms as the Notes issued on the Issue Date, other than with respect to the date of issuance, issue price, and amount of interest payable on the first payment date applicable thereto (and, if such Additional Notes shall be issued in the form of Exchange Notes, other than with respect to transfer restrictions); provided that such issuance is not prohibited
                                   --------
by Section 4.10. The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

          With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and in a Company Request, a copy of each of which shall be delivered to the Trustee, the following information:

          (1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

          (2) the issue price, the issue date and the CUSIP number of such Additional Notes and the amount of interest payable on the first payment date applicable thereto; provided, however, that no Additional Notes may be
                              --------  -------
     issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended; and

          (3) whether such Additional Notes shall be Notes bearing the Private Placement Legend and issued in the form of Initial Notes or shall be Unrestricted Notes issued in the form of Exchange Notes.

                                    ARTICLE 3

                                   REDEMPTION
                                   ----------

     Section 3.01.   Notices to Trustee.
                     ------------------

          If the Company wants to redeem all or a portion of the Notes pursuant to paragraph 7 and 8 of the Notes, it shall provide written notice to the Trustee at least 45 but not more than 60 days prior to the redemption date (unless a shorter notice period shall be satis-factory to the Trustee) of the redemption date and the principal amount of Notes to be redeemed.

     Section 3.02.   Selection of Notes To Be Redeemed.
                     ---------------------------------

          In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis,
                                                                --- ----
by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall
--------  -------
be redeemed in part. In addition, if a partial redemption is made pursuant to paragraph 7(b) of the Notes selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository
  --- ----
Trust Company), unless that method is otherwise prohibited.

     Section 3.03.   Notice of Redemption.
                     --------------------

          At least 30 days but not more than 60 days before a redemption date, the Company shall mail by first-class mail a notice of redemption to each Holder whose Notes are to be redeemed.

          The notice shall identify the Notes and the principal amount thereof to be redeemed (including the applicable CUSIP number, if any) and shall state:

          (1) the redemption date or the event that will result in such redemption;

          (2) the redemption price (including the amount of accrued interest to be paid on the Notes called for redemption);

          (3)   the name and address of the Paying Agent;

          (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

          (5) that interest on Notes called for redemption ceases to accrue on and after the redemption date.

          (6) in the case of Notes to be redeemed in part, the portion of the principal amount of the Note to be redeemed.

          At the Company's written direction (which shall be delivered to the Trustee at least 45 days (or such shorter period as the Trustee may agree) prior to the redemption date), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event the Company shall provide the Trustee with the information required by clauses (1) through (6) in its written notice to the Trustee.

     Section 3.04. Effect of Notice of Redemption.
                   ------------------------------

          Once a notice of redemption is mailed, Notes or portions thereof called for redemption become due and payable on the redemption date at the redemption price and, on and after such redemption date (unless the Company shall default in the payment of the redemption price), such Notes shall cease to bear interest. Upon surrender to the Paying Agent, such

          Notes shall be paid at the redemption price plus accrued and unpaid interest and Additional Interest, if any, to the redemption date.

     Section 3.05. Deposit of Redemption Price.
                   ---------------------------

          On or before 11:00 A.M. New York time on the redemption date, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on the redemption date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose less the expenses of the Trustee as provided herein.

     Section 3.06. Notes Redeemed in Part.
                   ----------------------

          Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                    ARTICLE 4

                                    COVENANTS
                                    ---------

     Section 4.01. Payment of Notes.
                   ----------------

          The Company shall pay the principal of and interest (including any Additional Interest as provided in the Registration Rights Agreement) on the Notes on the dates and in the manner expressly provided in the Notes. Principal and interest shall be considered paid on the date due and payable if the Paying Agent holds on that date money sufficient to pay all principal and interest then due and payable. The Company shall pay interest on overdue principal at the rate borne by the Notes. The Company shall pay interest on overdue installments of interest at the same rate to the extent not prohibited by applicable statute or case law.

     Section 4.02.  Maintenance of Office or Agency.
                    -------------------------------

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided,
                                                                       --------
however, that no such designation or rescission shall in any manner relieve the
-------
Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee in the City of Dallas, State of Texas, an agency of the Company in accordance with Section 2.03.

     Section 4.03.  Reports to Holders.
                    ------------------

          Whether or not required by the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file these Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file these reports.

In addition, whether or not required by the SEC, the Company shall file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and pro-spective investors upon request. The Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     Section 4.04. Compliance Certificate.
                   ----------------------

          The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer's Certificate stating whether or not the signatories know of any Default by the Company in performing any of its obligations under this Indenture and the Notes. If the Company has knowledge of any such Default, the certificate shall describe the Default and its status.

     Section 4.05. Stay, Extension and Usury Laws.
                   ------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 4.06. Corporate Existence.
                   -------------------

          Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises to the Company and its Restricted Subsidiaries; provided, however, that the Company
                                             --------  -------
shall not be required to preserve any such right, license or franchise, or the corporate existence of any Restricted Subsidiary if (i) such preservation or existence is not material to the conduct of business of the Company and its Restricted Subsidiaries taken as a whole, and (ii) the loss of such right, license or franchise or the dissolution of such Restricted Subsidiary does not have a material adverse impact on the Holders.

     Section 4.07. Notice of Default.
                   -----------------

          In the event that any Default under Section 6.01 hereof shall occur, the Company shall give prompt written notice of such Default to the Trustee specifying such Default and what action the Company is taking or proposes to take with respect thereto.

     Section 4.08. Change of Control.
                   -----------------

          (a) Upon the occurrence of any Change of Control unless the Company has exercised its option to redeem the Notes in accordance with paragraph 8 of the Notes, each Holder will have the right to require that the Company purchase that Holder's Notes for a cash price (the "Change of Control Purchase Price")
                                           --------------------------------
equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

          (b) Within 30 days following any Change of Control, the Company shall mail, or caused to be mailed, to the Holders a notice:

          (1) describing the transaction or transactions that constitute the Change of Control;

          (2) offering to purchase, pursuant to the procedures required by this Indenture and described in the notice (a "Change of Control Offer"), on a
                                               ------------------------
     date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer; and

          (3) describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

          The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

          The Company's obligation to make a Change of Control Offer shall be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance in all material respects with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

          (c) The Company shall comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.08 of this Indenture, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.08 by virtue of such compliance.

     Section 4.09. Conduct of Business.
                   -------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.

     Section 4.10. Limitations on Additional Indebtedness.
                   --------------------------------------

          (a) The Company shall not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided that the
                                                               --------
Company, any Guarantor or any Accounts Receivable Entity may incur additional Indebtedness if, after giving effect thereto, the Consolidated Interest Coverage Ratio would be at least 2.25 to 1.00 (the "Coverage Ratio Exception").
                                           ------------------------

          (b) Notwithstanding Section 4.10(a), each of the following shall be permitted (the "Permitted Indebtedness"):
                ----------------------

          (1) Indebtedness of the Company or any Guarantor under the Credit Agreement, any synthetic lease financing and/or any Permitted Receivables Financings, including permitted refinancings thereof pursuant to clause
     (11) of this Section 4.10(b) in an aggregate amount at any time outstanding not to exceed the greater of (x) $175.0 million less the aggregate amount of Net Available Proceeds applied to repayments of term loans under the Credit Agreement in accordance with Section 4.15 or (y) 70% of the net book value of the accounts receivable of the Company and the Restricted Subsidiaries, including those receivables transferred, sold or assigned pursuant to a Permitted Receivables Financing;

          (2) Indebtedness of the Company, any Restricted Subsidiary or any Accounts Receivable Entity represented by Permitted Receivables Financings in an amount not to exceed the greater of (x) $100 million or (y) the net book value of the receivables of the Company, the Restricted Subsidiaries or Accounts Receivable Entities sold, transferred or securing such Indebtedness;

          (3) the Notes and the Note Guarantees issued on the Issue Date;

          (4) Indebtedness of the Company and the Restricted Subsidiaries to the extent outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (3) above, and after giving effect to the intended use of proceeds of the Notes);

          (5) Indebtedness under Hedging Obligations; provided that (A) such
                                                      --------
     Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (B) the notional principal amount of such Hedging

     Obligations at the time incurred does not exceed 105% of the principal amount of the Indebtedness to which such Hedging Obligations relate;

          (6) Indebtedness of the Company owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Company or any other Restricted Subsidiary; provided, however, that upon any such Restricted
                            --------  -------
     Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Company or a Restricted Subsidiary, the Company or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (6);

          (7) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Company or any Restricted Subsidiary in the ordinary course of business or any appeal bonds issued for the account of the Company or any Restricted Subsidiary, including guarantees or obligations of the Company or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed), and Indebtedness evidenced by letters of credit issued in the ordinary course of business of the Company to secure workers' compensation and other insurance coverage;

          (8) Purchase Money Indebtedness incurred by the Company or any Restricted Subsidiary, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed at any time outstanding $50.0 million;

          (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such
                                               --------  -------
     Indebtedness is extinguished within five Business Days of incurrence;

          (10) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

          (11) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception or clause (1) (with respect to Permitted Receivable Financings and any synthetic lease financing only),
     (2), (3) or (4) above or this clause (11);

          (12) any guarantee by the Company or any Guarantor of Indebtedness under any of the foregoing clauses (1) through (11) above or (13) below;0 and

          (13) other Indebtedness of the Company or any Restricted Subsidiary in an aggregate amount not to exceed $25.0 million at any time outstanding.

          For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (13) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Company shall, in its sole discretion on the date of its incurrence and from time to time, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the Credit Agreement on the Issue Date shall be deemed to have been incurred under clause (1) above.

     Section 4.11. Limitations on Restricted Payments.
                   ----------------------------------

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

          (1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

          (2) the Company cannot incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

          (3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (2), (3), (5) or (9) of
     Section 4.11(b) below) exceeds the sum (the "Restricted Payments Basket")
                                                  --------------------------
     of (without duplication):

               (A) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus
                                                 ----

               (B) 100% of the aggregate net cash proceeds received by the Company either (x) as contributions to the common equity of the Company after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date (including any net cash proceeds received in connection with any conversion or exchange of Indebtedness of the Company or any Restricted Subsidiary or Disqualified Equity Interests of the Company), other than any such proceeds which are used to redeem Notes in accordance with paragraph 8 of the Notes plus
                                   ----

                    (C) the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date into Qualified Equity Interests (less the amount of any cash, or the fair value of assets, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus
                                                  ----

                    (D) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital (including dividends, interest and distributions of a type not included in Consolidated Net Income of the Company and profits on sale) with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment, if any, and net of taxes, plus
               ----

                    (E) upon a Redesignation of an Unrestricted Subsidiary as a
               Restricted Subsidiary, the lesser of (i) the Fair Market Value of the Company's proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Company's Investments (other than Permitted Investments) in such Subsidiary to the extent such Investments reduced the amount available for subsequent Restricted Payments under this clause (3) and were not previously repaid or otherwise reduced in a manner that increased the Restricted Payment Basket.

               (b) The foregoing provisions will not prohibit:

               (1) the payment by the Company or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of this Indenture (and such payment shall be deemed to have been paid on such date of declaration for purposes of any calculation required in clause (3) Section 4.11(a));

               (2) the purchase, redemption or other acquisition or retirement of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

               (3) the purchase, redemption, repayment, defeasance or other acquisition of Subordinated Indebtedness of the Company or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under Section 4.10 and the other terms of this Indenture;

               (4) the purchase, redemption or retirement of Equity Interests of the Company held by officers, directors or employees or former officers, directors or employees of the Company or any of its Restricted Subsidiaries (or their transferees, estates or beneficiaries under their estates), upon or after their death, disability, retirement, severance or termination of employment or service; provided that the aggregate cash consideration paid for all
                   --------
          such redemptions shall not exceed $3.0 million during any calendar year (with unused amounts in any calendar year being usable, without duplication, in subsequent calendar years);

               (5) repurchases, acquisitions or retirements of Equity Interests deemed to occur upon, or intended to be used to satisfy issuances of Equity Interests upon, the exercise of stock options or similar rights issued under employee benefit plans;

               (6) acquisitions or retirements of Equity Interests of the Company with a Fair Market Value at the time of acquisition or retirement, as the case may be, in the aggregate not to exceed $15.0 million received as consideration with respect to a sale of assets to any physician practice in connection with the termination of a Management Services Agreement in effect on the Issue Date;

               (7) the redemption or repurchase of common stock of the Company from holders thereof who beneficially own in the aggregate less than one percent (1%) of the outstanding common stock (other than officers, directors or employees of the Company or any of its Restricted Subsidiaries whose Equity Interests are redeemed or repurchased in accordance with clause (4) of this Section 4.11(b)) within two years from the Issue Date so long as the aggregate amount of payments for all such redemptions or repurchases under this clause (7) does not exceed $1.0 million;

               (8) the purchase, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness upon a Change of Control of the Company, to the extent required by any agreement pursuant to which such Subordinated Indebtedness was issued, but only if the Company has complied with the provisions described in Section 4.08 and paragraph 8 of the Notes; and

               (9) additional Restricted Payments not exceed $35.0 million in the aggregate;

provided that (x) in the case of any Restricted Payment pursuant to clause (3),
--------
(6), (7), (8) or (9) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (y) no issuance and sale of Qualified Equity Interests pursuant to clause (2) or (3) above shall increase the Restricted Payments Basket in clause (3) of Section 4.11(a).

          (c) For purposes of determining compliance with the provisions of this
Section 4.11, in the event that any payment or other action meets the criteria of more than one of the categories of Permitted Investments and/or Restricted Payments permitted by this Indenture, the Company, in its sole discretion, may order and classify all or any portion of such Permitted Investments and/or Restricted Payments on the date of their incurrence in any manner that then complies with this Indenture and/or from time to time may reorder and reclassify all or any portion of any item of Permitted Investments and/or Restricted Payments in any manner that complies with this Indenture at the date of any such reordering or reclassification and, in each case, the Company shall be entitled, at its option, to divide and classify or reclassify any item of Permitted Investments and/or Restricted Payments in more than one of the types of Permitted Investments and/or Restricted Payments permitted under this Indenture in any manner that complies with this Indenture at the time of such division and classification or reclassification.

     Section 4.12. Limitation on Dividends and Other Restrictions Affecting
                   --------------------------------------------------------
                   Restricted Subsidiaries.
                   -----------------------

          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on or in respect of its Equity Interests to the Company or any of its Restricted Subsidiaries;

          (2) make loans or advances to or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary; or

          (3) transfer any of its assets to the Company or any other Restricted Subsidiary;

          (b) The foregoing shall not prohibit:

          (1) encumbrances or restrictions existing under or by reason of applicable law;

          (2) encumbrances or restrictions existing under this Indenture, the Notes and the Note Guarantees;

               (3) non-assignment provisions of any contract, lease or license entered into in the ordinary course of business or of any Capitalized Lease Obligation;

               (4) encumbrances or restrictions existing under agreements existing on the date of this Indenture (including, without limitation, the Credit Agreement) as in effect on that date;

               (5) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien (including those imposed by purchasers in connection with any Permitted Receivables Financings) or the exercise of or right to exercise, customary remedies with respect to such assets;

               (6) restrictions on the transfer of capital stock or other assets imposed under any agreement to sell or otherwise dispose of such assets permitted under this Indenture to any Person pending the closing of such sale;

               (7) any encumbrance or restrictions under any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

               (8) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that are not, in the good faith judgment of the Board of Directors, materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

               (9) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the course of healthcare-related businesses that restrict the transfer of ownership interests in or assets of such partnership, limited liability company, joint venture or similar Person;

               (10) Purchase Money Indebtedness incurred in compliance with
          Section 4.10 that imposes restrictions of the nature described in
          Section 4.12(a)(3) above on the assets acquired;

               (11) any encumbrance or restrictions under any instrument governing Indebtedness of a Restricted Subsidiary that is a Foreign Subsidiary, which encumbrance or restriction is not applicable to any Persons, or the properties or assets of any Persons, other than Restricted Subsidiaries that are Foreign Subsidiaries;

               (12) any agreement, instrument or Lien placing encumbrances or restrictions applicable only to an Accounts Receivable Entity; and

               (13) any encumbrances or restrictions imposed by any amendments, extensions, renewals, increases, refinancings, refundings, replacements or substitutions of the contracts, instruments or obligations referred to in clauses (1) through (12) of this Section 4.12(b); provided that any such amendment, extension, renewal,
                   --------
          increase, refinancing, refunding, replacement or substitution is, in the good faith judgment of the Company's Board of Directors, no more materially restrictive, taken as a whole, with respect to such encumbrances and restrictions than those prior to such amendment, extension, renewal, increase, refinancing, refunding, replacement or substitution.

          Section 4.13. Limitations on Liens.
                        --------------------

               The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever against (other than Permitted Liens) any assets of the Company or any Guarantor (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, unless contemporaneously therewith either:

               (1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is
          ---- -----
          made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

               (2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

          Section 4.14. Limitations on Transactions with Affiliates.
                        -------------------------------------------

               (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an "Affiliate Transaction"), unless:
               ---------------------

               (1) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm's-length basis by the Company or such Restricted Subsidiary from a Person that is not an Affiliate of the Company or such Restricted Subsidiary; and

               (2)  the Company delivers to the Trustee:

                    (A) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) above and a Secretary's Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and

                    (B) with respect to any Affiliate Transaction involving aggregate consideration of $25.0 million or more, the certificates described in the preceding clause (A) and a written opinion as to the fairness of such Affiliate Transaction to the Company or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.

               (b) The foregoing restrictions shall not apply to:

               (1) transactions exclusively between or among (A) the Company and one or more Restricted Subsidiaries or (B) Restricted Subsidiaries; provided, in each case, that no Affiliate of the Company
                        --------
          (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

               (2) employment contracts, "know-how" agreements, compensation (including stay-on and incentive bonus) arrangements and loans to officers and employees, in each case in the form existing on the Issue Date or representing one or more amendments, modifications, restatements, supplements, extensions, renewals, refinancings, refunds or replacements thereof on terms not materially less favorable to the Company or Restricted Subsidiary, as applicable, than those contained in such contracts, agreements, arrangements or loans in the form existing as of the Issue Date;

               (3) indemnities of officers, directors and employees of the Company or any of its Subsidiaries permitted by its certificate of incorporation, bylaws or statutory provisions;

               (4) other director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other incentive or benefit plans) and indemnification arrangements, in each case approved by the Independent Directors;

               (5) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Company and/or one or more Subsidiaries, on the one hand, and any other Person with which the Company or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Company or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Company and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

               (6) loans and advances permitted by clause (3) of the definition of "Permitted Investments";

               (7)  Restricted Payments of the type described in clause (1),
          (2), (3) or (4) of the definition of "Restricted Payment" and which are made in accordance with Section 4.11.;

               (8) any transaction with an Affiliate where the only consideration paid by the Company or any Restricted Subsidiary is Qualified Equity Interests;

               (9)  any other issuance or sale of Qualified Equity Interests;

               (10) transactions in connection with Permitted Receivables Financings; or

               (11) any agreement as disclosed in the Offering Memorandum as in effect on the Issue Date or any extensions or renewals thereof.

          Section 4.15. Limitation on Asset Sales.
                        -------------------------

               (a) The Company shall not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

               (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; provided,
                                                                       --------
          however, that with respect to PPM Asset Sales, the Company receives
          -------
          consideration at the time of such PPM Asset Sale at least equal to the lesser of (A) the Fair Market Value of such assets or (B) the net book value of such assets excluding any write-downs or reductions in net book value after September 30, 2001 other than as a result of normal course depreciation and amortization or casualty or destruction; and

               (2) at least 75% of the total consideration received in such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents.

               For purposes of clause (a) (2), the following shall be deemed to be cash:

               (A) the amount (without duplication) of any Indebtedness of the Company or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Company or such Restricted Subsidiary, as the case may be, is released by the holder of such Indebtedness,

               (B) the amount of any obligations received from such transferee that is to be paid to the Company or such Restricted Subsidiary in cash within 30 days,

               (C) the Fair Market Value of any assets (other than securities) received by the Company or any Restricted Subsidiary to be used by it in the Permitted Business, and

               (D) with respect to the sale of assets to any physician practice in connection with the termination of a Management Services Agreement as in effect on the Issue Date, (x) the face amount of any Indebtedness of the Company canceled or retired as consideration to the Company or a Restricted Subsidiary in any such sale and (y) Equity Interests of the Company with a Fair Market Value at the time of the applicable sale not to exceed $15.0 million in the aggregate.

               (b) If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of consummation of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

               (c) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or such Restricted Subsidiary shall be permitted, no later than 180 days following the consummation thereof, to apply all or any of the Net Available Proceeds therefrom to:

               (1) repay any Senior Debt or Guarantor Senior Debt (without any permanent reduction in any contract related thereto except as required in Section 4.10(b)(1)) or Indebtedness of a Restricted Subsidiary that is a Foreign Subsidiary; and/or

          (2) invest all or any part of the Net Available Proceeds thereof in the purchase of assets (other than securities) to be used by the Company or any Restricted Subsidiary in the Permitted Business; and

          (3) with respect to the Net Available Proceeds from PPM Asset Sales, up to $75.0 million prior to February 1, 2005 can be used by the Company or any Restricted Subsidiary for working capital needs and other general corporate purposes.

          The amount of Net Available Proceeds not applied or invested as provided in this Section 4.15(c) will constitute "Excess Proceeds."
                                                  ---------------

          (d) When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Company shall be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness the provisions of which require the Company or a Guarantor to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

          (1) the Company shall (a) make an offer to purchase (a "Net Proceeds
                                                                  --- --------
     Offer") to all Holders in accordance with the procedures set forth in this
     -----
     Indenture, and (b) purchase, redeem or prepay (or make an offer to do so) any such other Pari Passu Indebtedness, pro rata in proportion to the
                                             --- ----
     respective principal amounts of the Notes and such other Indebtedness required to be purchased, redeemed or prepaid, the maximum principal amount of Notes and Pari Passu Indebtedness that may be purchased, redeemed or prepaid out of the amount (the "Payment Amount") of such Excess Proceeds;
                                     --------------

          (2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the "Offered Price"), in
                                                           -------------
     accordance with the procedures set forth in this Indenture and the redemption price for such Pari Passu Indebtedness (the "Pari Passu
                                                             ----------
     Indebtedness Price") shall be as set forth in the related documentation
     ------------------
     governing such Indebtedness;

          (3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment
                                              --- ----
     Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis or nearly as pro rata as practicable, provided that no Notes
     --- ----                    --- ----                 --------
     of a principal amount of $1,000 or less shall be purchased, redeemed or prepaid in part; and

          (4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

          To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a "Net
                                                                         ---
Proceeds Deficiency"), the Company may use the Net Proceeds Deficiency, or a
-------------------
portion thereof, for general corporate and working capital purposes, subject to the provisions of this Indenture.

          To the extent required thereby, the Company shall comply with applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.15, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this
Section 4.15 by virtue of this compliance.

          Notwithstanding the foregoing, in the event that the Company consummates an Asset Sale that results in a Change of Control, the provisions of this covenant will be deemed to be satisfied and complied with in the event the Company makes a Change of Control Offer pursuant to, and otherwise complying with, Section 4.08 or at its option under paragraph 8 of the Notes.

     Section 4.16. Limitation on Designation of Unrestricted Subsidiaries.
                   -------------------------------------------------------

          (a) After the initial Issue Date the Company may designate any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture
                                 -----------------------
(a "Designation") only if:
    -----------

          (1) no Default shall have occurred and be continuing after giving effect to such Designation; and

          (2) the Company would be permitted to make, at the time of such Designation, (A) an Investment (including a Permitted Investment) or (B) an Investment pursuant to Section 4.11(a), in either case, in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's and
      ------------------
     the Restricted Subsidiaries' proportionate interest in such Subsidiary on such date.

          (b) No Subsidiary shall be Designated as an "Unrestricted Subsidiary" unless such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Company or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates unless permitted under the provisions of this Indenture described under Section 4.14; and

          (3) is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results.

          If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if the Indebtedness is not permitted to be incurred under Section 4.10 or the Lien is not permitted under Section 4.13, the Company shall be in default of the applicable covenant.

          (c) The Company may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation") only if:
                          -------------

          (1) no Event of Default shall have occurred and be continuing after giving effect to such Redesignation; and

          (2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of this Indenture.

          All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

     Section 4.17. Additional Guarantors.
                   --------------------

          If, after the Issue Date, (a) the Company or any Restricted Subsidiary shall acquire or create another Subsidiary (other than in any case a Subsidiary (x) that is a Foreign Subsidiary, (y) that has been designated an Unrestricted Subsidiary or (z) that is an Accounts Receivable Entity) that has assets and businesses with a Fair Market Value in excess of $1.0 million or (b) any Unrestricted Subsidiary that is not a Foreign Subsidiary or an Accounts Receivable Entity is redesignated a Restricted Subsidiary, then, in each such case, the Company shall cause such Restricted Subsidiary to:

          (1) execute and deliver to the Trustee (A) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and this Indenture in accordance with the terms of the Note Guarantee and (B) a notation of guarantee in respect of its Note Guarantee; and

          (2) deliver to the Trustee an Opinion of Counsel that such supplemental indenture (A) has been duly authorized, executed and delivered by such Restricted Subsidiary and (B) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms, subject to customary exceptions.

     Section 4.18. Limitation on Layering Indebtedness.
                   -----------------------------------

          The Company shall not, and shall not permit any Guarantor to, directly or indirectly, incur or suffer to exist any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) senior to the Notes or the Note Guarantee of such Guarantor, as the case may be, and subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be.

     Section 4.19. Limitations on the Issuance or Sale of Equity Interests of
                   Restricted Subsidiaries.
                   ----------------------------------------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any Equity Interests of any Restricted Subsidiary that is not a Guarantor or an Accounts Receivable Entity except (1) to the Company, a Restricted Subsidiary or the minority stockholders of any Restricted Subsidiary, on a pro rata basis, (2) to the extent such Equity
                            --- ----
Interests represent directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Wholly Owned Restricted Subsidiary, or (3) if after giving effect thereto, such Restricted Subsidiary no longer qualifies as such and the sale is not otherwise prohibited by this Indenture. The sale of all the Equity Interests of any Restricted Subsidiary is permitted by this covenant but is subject to the limitations described under Section 4.15.

                                    ARTICLE 5

                                   SUCCESSORS
                                   ----------

          Section 5.01.   Limitation on Mergers, Consolidation, Etc.
                          -----------------------------------------

               (a) The Company shall not, directly or indirectly, in a single transaction or a series of related transactions, consolidate or merge with or into (other than a merger with a Wholly Owned Subsidiary solely for the purpose of changing the Company's state of incorporation of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company and the Restricted Subsidiaries (taken as a whole) unless, in either case:

               (1) (A)    either:

                          (x) the Company shall be the surviving or continuing Person; or

                          (y) the Person formed by or surviving such
                          consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "Successor") is a corporation organized and existing
                           ---------
                          under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement;

                   (B) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(A)(y) above and the incurrence of any Indebtedness to be incurred by the Company or the Restricted Subsidiaries in connection therewith, no Default shall have occurred and be continuing; and

                   (C) except in the case of the consolidation or merger of any Restricted Subsidiary with or into the Company, immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(A)(y) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (x) the Consolidate Net Worth of the

               Company or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction and (y) the Company or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

               (2) in the case of any such consolidation, merger, sale, lease, transfer, conveyance or other disposition or assignment which will result in a Change of Control, the Company mails a notice of redemption prior to or within two Business Days after consummation of such transaction pursuant to and otherwise in compliance with the requirements set forth under paragraph 8 of the Notes.

               For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Company or any Restricted Subsidiary immediately prior to the transaction shall be deemed to have been incurred at the time of such transaction.

               (b) Except as provided under Section 11.13, no Guarantor may consolidate with or merge with or into another Person (other than the Company or another Guarantor), whether or not affiliated with such Guarantor, unless:

               (1)  either:

                    (A) such Guarantor will be the surviving or continuing
               Person; or

                    (B) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, this Indenture and the Registration Rights Agreement; and

               (2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing;

provided that this covenant will be deemed to have been complied with in the
--------
event the Company complies with Section 4.15.

               For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

               Upon any consolidation, combination or merger of the Company or a Guarantor, or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Company or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture, the Notes and the Note Guarantees, as applicable, with the same effect as if such surviving entity had been named therein as the Company or such Guarantor and, except in the case of a conveyance, transfer or lease, the Company or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Company's or such Guarantor's other obligations and covenants under the Notes, this Indenture and its Note Guarantee, if applicable.

          Notwithstanding the foregoing, any Guarantor may merge into the Company or another Guarantor.

     Section 5.02.    Successor Substituted.
                      ---------------------

          Upon any consolidation, merger, sale, assignment, transfer, lease or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the Successor shall succeed to, and be substituted for, and may exercise every right and power of, and shall assume every duty and Obligation of, the Company under this Indenture with the same effect as if such Successor had been named as the Company herein. When the Successor assumes all Obligations of the Company hereunder, all Obligations of the predecessor shall terminate.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES
                              ---------------------

     Section 6.01.    Events of Default.
                      -----------------

          (a) Each of the following is an "Event of Default":
                                           ----------------

          (1) failure by the Company to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days (whether or not such payment is prohibited by the subordination provisions of this Indenture);

          (2) failure by the Company to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon any redemption date as to which notice has been given to the Holders in accordance with the terms of this Inden-ture, upon purchase, upon acceleration or otherwise (whether or not such payment is prohibited by the subordination provisions of this Indenture);

          (3) failure by the Company to comply with any of its agreements or covenants described under Section 5.01, or in respect of its obligations to make a Change of Control Offer as described above under Section 4.08 or paragraph 8 of the Notes (whether or not such payment is prohibited by the subordination provisions of this Indenture) and continuance of this failure for 30 days;

          (4) failure by the Company to comply with any other agreement or covenant in this Indenture and continuance of this failure for 45 days after notice of the failure has been given to the Company by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

          (5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Company or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

               (A) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period,

               (B) results in the acceleration of such Indebtedness prior to its express final maturity or

               (C) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (A),
     (B) or (C) has occurred and is continuing, aggregates $20.0 million or more and that such default, acceleration or failure to pay is not rescinded, waived, extended or cured within 30 days after such default, acceleration or failure to pay;

          (6) one or more final judgments or orders that exceed $15.0 million the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and such judgment or judgments have not been satisfied, paid, discharged, stayed, annulled or rescinded within 60 days of being entered (or such longer period as may be permitted for timely appeal under applicable law);

          (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

               (D) makes a general assignment for the benefit of its creditors;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Significant Subsidiary as debtor in an involuntary case,

               (B) appoints a Custodian of the Company or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Company or any Significant Subsidiary, or

               (C) orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

          (9) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and this Indenture) or is declared in a final judicial proceeding null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee).

     Section 6.02. Acceleration.
                   ------------

          (a) If an Event of Default (other than an Event of Default specified in clause 6.01(a)(7) or 6.01(a)(8) above with respect to the Company) shall have occurred and be continuing under this Indenture, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment
         --------  -------
or decree based
on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in this Indenture. If an Event of Default specified in clause 6.01(a)(7) or 6.01(a)(8) with respect to the Company occurs, all outstanding Notes shall become due and payable without any further action or notice.

          The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event
                        --------  -------
of Default in payment with respect to the Notes or a Default in complying with
Section 5.01, the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

          The Company may cure a Default or Event of Default by designating a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Section 4.16, if the circumstances giving rise to such Default or Event of Default would not have constituted a Default or Event of Default had such Restricted Subsidiary been an Unrestricted Subsidiary during the relevant period of such circumstances.

          (b) No Holder will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless the Trustee:

          (1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

          (2) has been furnished indemnity satisfactory to it in its reasonable judgment; and

          (3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in Section 6.01(a)).

     Section 6.03.   Other Remedies.
                     --------------

          Notwithstanding any other provision of this Indenture, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

         Section 6.04.   Waiver of Past Defaults.
                         -----------------------

                  Subject to Sections 6.07, 9.02 and 10.02 the Holders of a majority in principal amount of the Notes then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences. When a Default is waived, it is cured and ceases; but no such waiver shall extend to any other Default.

         Section 6.05.   Control by Majority.
                         -------------------

                  The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided that such directions shall
                                          --------
not be in conflict with any law or this Indenture. Before proceeding to exercise any right or power under this Indenture at the direction of such Holders, the Trustee shall be entitled to receive from such Holders reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be Incurred by it in complying with any such direction.

         Section 6.06.   Limitation on Suits.
                         -------------------

                  Except as provided in Section 6.07, a Holder may pursue a remedy with respect to this Indenture or the Notes only if:

                  (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to institute proceedings in respect of such Event of Default;

                  (3) such Holder or Holders furnish to the Trustee reasonable indemnity, satisfactory to the Trustee, against any loss, liability or expense to be thereby incurred (including reasonable attorneys' fees);

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the furnishing of indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the Notes then outstanding do not give the Trustee a direction inconsistent with the request.

                  A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

         Section 6.07.    Rights of Holders To Receive Payment.
                          ------------------------------------

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and interest in respect of any such Note on the stated maturity expressed in such Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or adversely affected without the consent of the Holder.

         Section 6.08.    Collection Suit by Trustee.
                          --------------------------

                  If an Event of Default specified in Section 6.01(a)(l) or
(a)(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

         Section 6.09.    Trustee May File Proofs of Claim.
                          --------------------------------

                  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property. All rights of action and claims under this Indenture may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding related thereto. Any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of the Notes any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder of the Notes in any such proceeding.

         Section 6.10.    Priorities.
                          ----------

                  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.07;
                  -----

                  SECOND: to Holders for amounts due and unpaid on the Notes for
                  ------
         principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

                  THIRD: to the Company.
                  -----

                  The Trustee may fix a record date and payment date for any payment by it to Holders pursuant to this Section.

         Section 6.11.    Undertaking for Costs.
                          ---------------------

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 25% in aggregate principal amount of the Notes then outstanding.

                                    ARTICLE 7

                                     TRUSTEE
                                     -------

         Section 7.01.    Duties of Trustee.
                          -----------------

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only those duties that are expressly set forth in this Indenture and no others.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the accuracy of the content thereof.

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1)    This paragraph does not limit the effect of paragraph
         (b) of this Section 7.01.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

                  (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense (anticipated or actual which have or may arise), including reasonable attorneys' fees.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) The Trustee shall not be required to give any bond or surety with respect to the execution of its rights and powers or with respect to this Indenture.

                  (h) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company hereunder.

         Section 7.02.    Rights of Trustee.
                          -----------------

                  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate and/or an Opinion of Counsel in form and substance reasonably acceptable to the Trustee. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                  (e) It shall not be the duty of the Trustee, except as expressly provided herein, to ensure that any duties or Obligations herein imposed upon the Company or any other Person are performed, and, except as expressly provided herein, the Trustee shall not be liable or responsible for the failure of any other Person to perform any act required of it or them by this Indenture.

                  (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability whatsoever in the performance of any of its duties hereunder.

         Section 7.03.    Individual Rights of Trustee.
                          ----------------------------

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or a Related Person thereof with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

         Section 7.04.    Trustee's Disclaimer.
                          --------------------

                  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes or Note Guarantees; it shall not be accountable for the Company's use of the proceeds from the Notes; and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

     Section 7.05. Notice of Defaults.
                   ------------------

          If a Default occurs and is continuing and if it is actually known to the Trustee or the Trustee has received written notice thereof, the Trustee shall mail to each Holder a notice of the Default within 90 days after the occurrence thereof. Except in the case of a Default in payment of principal of or interest on any Note, the Trustee may withhold the notice if and so long as it, in good faith, determines that withholding the notice is in the interests of Holders.

     Section 7.06. Reports by Trustee to Holders.
                   -----------------------------

          If required by TIA Section 313(a), within 60 days after each January 1 beginning with January 1, 2003, the Trustee shall mail to each Holder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and (c).

          A copy of each report at the time of its mailing to Holders shall be filed by the Trustee with the SEC and each stock exchange, if any, on which the Notes are listed. The Company shall notify the Trustee when the Notes are listed on any stock exchange.

     Section 7.07. Compensation and Indemnity.
                   --------------------------

          The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing between the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall promptly reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it in connection with administering this Indenture. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee and hold it harmless against any loss or liability (including the reasonable fees and expenses of counsel) incurred by it in connection with the administration of this Indenture and the performance of its duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence, bad faith or willful misconduct.

          To secure the Company's payment Obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(7) or (a)(8) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     Section 7.08.   Replacement of Trustee.
                     ----------------------

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order of relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in aggregate principal amount of the Notes then outstanding may petition a federal court or any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          Notwithstanding the replacement of the Trustee pursuant to this
Section 7.08, the Company's obligation to compensate the retiring Trustee under
Section 7.07 for services rendered prior to its retirement and the Company's obligation to indemnify the Trustee under Section 7.07 shall continue for the benefit of the retiring Trustee and shall survive termination of this Indenture.

     Section 7.09. Successor Trustee by Merger, Etc.
                   --------------------------------

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee.

     Section 7.10. Eligibility; Disqualification.
                   -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), provided that there shall be excluded from the operation of TIA Section
        --------
310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding and meeting the requirements for exclusion set forth in TIA
Section 310(b)(1).

     Section 7.11. Preferential Collection of Claims Against Company.
                   -------------------------------------------------

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                    ARTICLE 8

                            DISCHARGE AND DEFEASANCE
                            ------------------------

     Section 8.01. Termination of Company's Obligations.
                   ------------------------------------

          The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Legal Defeasance means that the Company
                    ----------------
and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the

Note Guarantees, and this Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to:

          (1) rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

          (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and holding such payments in trust,

          (3) the rights, powers, trust, duties, and immunities of the Trustee, and the Company's obligation in connection therewith, and

          (4) the Legal Defeasance provisions of this Indenture.

          In addition, the Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under this Indenture, except as described otherwise in this Indenture ("Covenant Defeasance"), and thereafter any omission to comply
                 -------------------
with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment and, solely for a period of 91 days following the deposit referred to in clause (1) of the next paragraph, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant Defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Company may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, United States legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of and interest on the Notes on the stated date for payment or on the applicable redemption date of the principal or installment of principal of or interest on the Notes, and the Holders must have a valid, perfected, exclusive security interest in such trust,

          (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

               (a) the Company has received from, or there has been published by the Internal Revenue Service, a ruling, or

               (b) since the date of this Indenture, there has been a change in the applicable United States federal income tax law,

     in either case to the effect that, and based thereon this Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for United States federal income tax purposes as a result of the Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the 0same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

          (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders will not recognize gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

          (4) no Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

          (5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any Guarantor is bound (other than a Default resulting from the borrowing of funds to be contemporaneously applied to such deposit and the grant of any Lien securing such borrowing),

          (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

          (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion or Opinions of Counsel, each stating that the conditions provided for in, in the case of the Officers' Certificate, clauses (1) through (6) and, in the case of the Opinions of Counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

          If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient and the Company does not cure such insufficiency to pay the principal of and interest on the Notes when due, then our obligations and the obligations of Guarantors under this Indenture will be revived and from and after such revival no such defeasance will be deemed to have occurred. Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with the provisions set forth under paragraph 7 of the Notes.

     Section 8.02.   Termination of the Obligations By
                     Satisfaction or Pursuant to Redemption.
                     --------------------------------------

          The Company and each Guarantor may terminate its Obligations under the Notes, this Indenture and the Note Guarantees (except that the Company's Obligations under Sections 7.07 and 8.05 hereof shall survive) and the Company and the Guarantors shall be deemed to have been discharged from their Obligations with respect to the Notes and the Note Guarantees if:

          (a) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

          (b) (i) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to Paragraph 7 or 8 of the Notes and arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name of the Company and the Company has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire indebtedness (including all principal and accrued interest to the date of deposit on the Notes not theretofore delivered to the Trustee for cancellation;

          (ii) the Company has paid all sums then due and payable by it under this Indenture;

          (iii) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be;

          (iv) the Holders have a valid, perfected, exclusive security interest in the money so deposited; and

          (v) the Company shall have delivered to the Trustee an Officer's Certificate stating that the conditions set forth in this Section 8.02 have been complied with.

     Section 8.03. Survival of Company's Obligations.
                   ---------------------------------

          Notwithstanding the satisfaction and discharge of this Indenture under
Section 8.01 or Section 8.02, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 7.07, 8.04, 8.05 and 8.06, however, shall survive until the Notes are no longer outstanding. Thereafter, the Company's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

     Section 8.04. Application of Trust Money.
                   --------------------------

          The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes.

     Section 8.05. Repayment to Company.
                   --------------------

          The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before
           --------  -------
being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless applicable abandoned property law designates another person.

          The Company shall and does hereby indemnify Trustee to the fullest extent permissible by law for the Trustee's failure to comply with any abandoned property or escheat law by acting in accordance with this Section 8.05.

     Section 8.06. Reinstatement.
                   -------------

          If the Trustee is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's Obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section
8.01 until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that
                                                        --------  -------
if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee.

                                    ARTICLE 9

                                  SUBORDINATION
                                  -------------

    Section 9.01.  Agreement To Subordinate.
                   ------------------------

          The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes and the payment of principal of, and premium, if any, and interest (including any Additional Interest) thereon are subordinated in right of payment, to the extent and in the manner provided in this Article 9, to the prior payment in full in cash or Cash Equivalents of all Obligations in respect of when due of the principal of, and premium if any, and accrued and unpaid interest on and all other amounts owing in respect of all Senior Debt of the Company and that the subordination is for the benefit of the holders of Senior Debt of the Company, whether outstanding on the Issue Date or incurred thereafter.

          Cash and Cash Equivalents held in trust pursuant to Article 8 are not subject to the subordination provisions of this Article 9.

    Section 9.02.  Liquidation; Dissolution; Bankruptcy.
                   ------------------------------------

          Upon any payment or distribution to creditors of the Company of the assets of the Company of any kind or character in a total or partial liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company, whether voluntary or involuntary (including any assignment for the benefit of creditors and proceedings for marshaling of assets and liabilities of the Company), the holders of all Senior Debt of the Company then outstanding will be entitled to payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt before the Holders are entitled to receive any payment (other than Permitted Junior Securities) on or with respect to the Notes and, until all holders of Senior Debt receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt, any distribution to which the Holders would be entitled will be made to holders of Senior Debt.

    Section 9.03.   Company Not To Make Payments with Respect to
                    Notes in Certain Circumstances.
                    ---------------------------------------------

          The Company may not make any payment or distribution of any kind or character with respect to any Obligations on or relating to the Notes or acquire any Notes for cash or assets or otherwise (other than, in either case, Permitted Junior Securities or from any defeasance trust created pursuant to Article 8 hereof) if (i) a payment default on any Senior Debt occurs and is continuing; or
(ii) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and each of the Company and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Representative of any Designated Senior
 -----------------------
Debt.

          Acquisitions of the Notes may, and payments on and distributions with respect to any Obligations on or with respect to the Notes may and shall, be resumed (i) in the case of a payment default on any Senior Debt, upon the date on which all payment defaults are cured or waived or the Senior Debt is discharged or paid in full; and (ii) in case of a nonpayment default on any Designated Senior Debt, the earliest of (1) the date on which all such nonpayment defaults are cured or waived, (2) 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee or (3) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless, in each case, the maturity of any Designated Senior Debt has been accelerated and such acceleration has not been rescinded or annulled.

          No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

          No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days. Any subsequent action or any breach of any financial covenants for a period ending after the date of delivery of the initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing will constitute a new default for this purpose and will permit a new Payment Blockage Notice.

          Notwithstanding anything to the contrary, payments and distributions made from the trust established pursuant to the provisions of Article 8 will be permitted and will not be subordinated so long as the payments into the trust were made in accordance with the requirements of Article 8 and did not violate the subordination provisions when they were made.

          Regardless of anything to the contrary herein, nothing shall prevent
(a) any payment by the Trustee to the Holders of amounts deposited with it pursuant to Article 8 or (b) any payment by the Trustee or the Paying Agent as permitted by Section 9.11 hereof.

     Section 9.04.   Acceleration of Notes.
                     ---------------------

          If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the Company of the acceleration.

     Section 9.05.   When Distribution Must Be Paid Over.
                     -----------------------------------

          In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company, whether in cash, property or securities, shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be segregated from other funds or assets and held in trust for the benefit of the holders of Senior Debt of the Company and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of the Senior Debt of the Company remaining unpaid or unprovided for or to their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt of the Company may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt of the Company held or represented by each, for application to the payment of all Senior Debt of the Company remaining unpaid, to the extent necessary to pay or to provide for the payment in full in cash of all such Senior Debt after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

          Notwithstanding the foregoing, Holders may receive and retain payment from the money or the proceeds held in any defeasance trust described under
Article 8, and no such receipt or retention will be contractually subordinated in right of payment to any Senior Debt or subject to the restrictions described in this Article 9.

     Section 9.06.   Notice by Company.
                     -----------------

          The Company shall promptly notify the Trustee and the Paying Agent in writing of any facts known to the Company that would cause a payment of principal of or interest on Notes to violate this Article 9, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt of the Company provided in this Article 9.

          In addition, the Company must promptly notify holders of Guarantor Senior Debt if payment of the Notes is accelerated because of an Event of Default.

          Section 9.07.   Subrogation.
                          -----------

               After all Senior Debt of the Company is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Senior Debt of the Company to receive distributions applicable to Senior Debt of the Company to the extent that distributions otherwise payable to the Holders have been applied to the payment of Senior Debt of the Company. A distribution made under this Article 9 to holders of Senior Debt of the Company which otherwise would have been made to Holders is not, as between the Company and Holders, a payment by the Company on Senior Debt.

          Section 9.08.   Relative Rights.
                          ---------------

               This Article 9 defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall:

               (1) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest, including any Additional Interest, on the Notes in accordance with their terms;

               (2) affect the relative rights of Holders and creditors of the Company other than holders of Senior Debt of the Company; or

               (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Debt of the Company to receive distributions otherwise payable to Holders.

          Section 9.09.   Subordination May Not Be Impaired by the Company.
                          ------------------------------------------------

                  No right of any holder of Senior Debt of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

          Section 9.10.   Distribution or Notice to Representative.
                          ----------------------------------------

                  Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their Representatives.

          Section 9.11.  Rights of Trustee and Paying Agent.
                         ----------------------------------

               The Trustee or Paying Agent may continue to make payments on the Notes until they receive written notice of facts that would cause a payment of principal of or interest on the Notes to violate this Article 9. Only the Company, a Representative or a holder of an issue of Senior Debt of the Company that has no Representative may give the notice.

               The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt of the Company (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt of the Company or a Representative on behalf of any such holder.

               The Trustee in its individual or any other capacity may hold Senior Debt of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

               The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt of the Company and shall not be liable to any such holder if it shall mistakenly pay over or distribute to Holders or the Company or any other Person money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article 9 or otherwise.

          Section 9.12.  Officers' Certificate.
                         ---------------------

               If there occurs an event referred to in Section 9.02 or 9.03 hereof, the Company shall promptly give to the Trustee an Officers' Certificate (on which the Trustee may conclusively rely) identifying all holders of Senior Debt of the Company or their Representatives and the principal amount of Senior Debt of the Company then outstanding held by each such holder and stating the reasons why such Officers' Certificate is being delivered to the Trustee.

          Section 9.13.  Obligation of Company Unconditional.
                         -----------------------------------

               Nothing contained in this Article 9 or elsewhere in this Indenture or in any Note is intended to or shall impair, as between the Company, its creditors other than holders of Senior Debt of the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest, including any Additional Interest, on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt of the Company, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 9 of the holders of Senior Debt of the

Company in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article 9, the Trustee, subject to the provisions of Sections 7.01 and 7.02 hereof, and the Holders shall be entitled to conclusively rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt of the Company and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 9. Nothing contained in this Article 9 or elsewhere in this Indenture or in any Note is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any default specified in Section 9.03 hereof (not cured or waived), payments at any time of the principal or of interest on the Notes.

     Section 9.14.    Article 9 Not To Prevent Events of Default.
                      ------------------------------------------

          The failure to make a payment of principal of, premium, if any, or interest, including any Additional Interest, on the Notes by reason of any provision of this Article 9 shall not be construed as preventing the occurrence of an Event of Default under Section 6.01 hereof.

                                   ARTICLE 10

                      AMENDMENTS, MODIFICATIONS AND WAIVERS
                      -------------------------------------

     Section 10.01.   Without Consent of Holders.
                      --------------------------

          The Company and the Trustee may amend, modify or supplement this Indenture, the Note Guarantees or the Notes without the consent of any Holder:

          (1)  to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

          (3) to provide for the assumption of the Company's or any Guarantor's obligations to the Holders in the case of a merger or acquisition or other succession;

          (4) to release any Guarantor from any of its obligations under its Note Guarantee or this Indenture (to the extent permitted by this Indenture);

          (5) to evidence the acceptance of the appointment of a successor Trustee;

          (6) to make any change that does not materially adversely affect the rights of the Holders or, in the case of this Indenture, to qualify or maintain the qualification of this Indenture under or otherwise comply with the TIA.

          For the purposes of this Section 10.01, the Trustee may, in its discretion, determine whether or not the Holder of any Notes would be materially adversely affected by any amendment or supplement to this Indenture and any such determination shall be conclusive upon every Holder, whether theretofore or thereafter entered into. The Trustee shall, subject to the express provisions of this Indenture, not be liable for any such determination made in good faith and shall be entitled to, and may rely upon, an Opinion of Counsel with respect thereto.

     Section 10.02.   With Consent of Holders.
                      -----------------------

          The Company and the Guarantors, with the consent of the Trustee, may amend or supplement this Indenture and waive any existing Default or Event of Default (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes), the Notes or the Note Guarantees without notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (which may include consents obtained in connection with a tender offer or exchange offer for the Notes). Subject to Section 6.07 and Section 9.02, the Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may waive compliance by the Company or any Guarantor with any provision of this Indenture, the Notes or the Note Guarantees without notice to any Holder. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to
Section 6.04, may not:

          (1)  change the maturity of any Note;

          (2) reduce the amount or extend the due date of any scheduled payment of interest on or principal of the Notes;

          (3) reduce any premium payable upon optional redemption of the Notes, change the date on which any Notes are subject to redemption after notice of such redemption date has been given to such Holders or otherwise alter the provisions with respect to the redemption of the Notes in a manner that adversely affects the Holders in any material respect;

          (4) make any Note payable in money or currency other than that stated in the Notes;

          (5) modify or change any provision of this Indenture or the related definitions affecting the subordination of the Notes or any Note Guarantee in a manner that adversely affects the Holders in any material respect; or

          (6) reduce the percentage of Holders necessary to consent to an amendment or waiver to this Indenture or the Notes;

          (7) modify or change any provisions of this Indenture or the related definitions that impairs the rights of Holders to receive payments of principal of or interest on the Notes;

          (8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or this Indenture, except as permitted by this Indenture; or

          (9)  make any change in these amendment and waiver provisions.

          Promptly after an amendment under this Section 10.02 becomes effective, the Company shall mail to Holders a notice briefly describing the amendment.

          It shall not be necessary for the consent of the Holders under this
Section 10.02 to approve the particular form of any proposed amendment or supplement, but it shall be sufficient if such consent approves the substance thereof.

     Section 10.03.   Compliance with Trust Indenture Act.
                      -----------------------------------

          Every amendment to this Indenture, the Notes or the Note Guarantees shall comply with the TIA as then in effect.

     Section 10.04.   Revocation and Effect of Consents.
                      ---------------------------------

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                  After an amendment, supplement or waiver becomes effective with respect to the Indenture or the Notes, it shall bind every Holder unless it makes a change described in any of clauses (1) through (9) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Note who has consented to it and, provided that notice of such amendment, supplement
                             --------
or waiver is reflected on a Note that evidences the same debt as the consenting Holder's Note, every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

         Section 10.05.    Notation on or Exchange of Notes.
                           ---------------------------------

                  If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

         Section 10.06.    Trustee Protected.
                           -----------------

                  The Trustee need not sign any amendment, supplement or waiver authorized pursuant to this Article that the Trustee shall conclude in its reasonable judgment adversely affects the Trustee's rights. The Trustee shall be entitled to receive and rely upon an Opinion of Counsel and an Officer's Certificate that any supplemental indenture complies with this Indenture.

                                   ARTICLE 11

                             GUARANTEE OF SECURITIES
                             -----------------------

         Section 11.01.    Guarantee.
                           ---------

                  Subject to the provisions of this Article 11, each Guarantor (which term includes any successor Person under this Indenture and any additional Guarantor pursuant to Section 4.17 of this Indenture) for consideration received hereby jointly, severally, unconditionally and irrevocably guarantees on a general unsecured basis, ranking (a) senior in right of payment to all Indebtedness of such Guarantors expressly providing for any such ranking by its terms or (b) ranking pari passu with such Guarantors'
                                         ---- -----
Indebtedness (other than Indebtedness described in the preceding clause (a)) that is not Guarantor Senior Debt (including Indebtedness expressly ranking pari passu with the Notes by its terms) (each a "Note Guarantee" and, collectively,
                                            --------------
the "Note Guarantees") to each Holder of a Note authenticated and delivered by
     ---------------
the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company or any other

Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes will be duly and punctually paid in full when due, whether, without limitation, at maturity, as a result of redemption, upon a Change of Control, a Net Proceeds Offer, by acceleration or otherwise, and interest on the overdue principal, premium, if any, and (to the extent permitted by law) interest, if any, on the Notes and all other payment Obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof and thereof and all obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note, this Indenture and the Registration Rights Agreement will be duly and punctually performed and (b) in case of any extension of time of payment or renewal of any Notes or any such other Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether, without limitation, at stated maturity, as a result of redemption, upon a Change of Control, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, each Guarantor will be obligated to pay or perform the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under the Note Guarantees, and shall entitle the Holders of Notes to accelerate the Obligations of the Guarantors hereunder in the same manner and to the same extent as the Obligations of the Company.

                  Each of the Guarantors hereby agrees that its Obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, the invalidity, irregularity or unenforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver, modification or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Note Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of merger, insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Note Guarantee will not be discharged except by complete performance of the Obligations contained in the Notes, this Indenture and its Note Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any Custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, its Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article 11, the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of its Note Guarantee, notwithstanding any stay, injunction or other prohibition prevent-ing such acceleration in respect of the Obligations guaranteed hereby, and (b) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of its Note Guarantee.

                  The Note Guarantees shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                  For purposes of this Article 11, each Guarantor's liability (a Guarantor's "Base Guaranty Liability") shall be that amount from time to time
             -----------------------
equal to the aggregate liability of a Guarantor hereunder, but shall be limited to the lesser of (A) the aggregate amount of the obligation as stated in the first sentence of this Section 11.01 with respect to the Notes or (B) the amount, if any, which would not have (i) rendered such Guarantor "insolvent" (as such term is defined in Section 101(29) of the Federal Bankruptcy Code and in
Section 271 of the Debtor and Creditor Law of the State of New York, as each is in effect at the date of this Indenture) or (ii) left it with unreasonably small capital at the time its Note Guarantee of the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately prior to such time, provided that it shall be a presumption in any lawsuit or other
           --------
proceeding in which a Guarantor is a party that the amount guaranteed is the amount set forth in clause (A) above unless a creditor, or representative of creditors of such Guarantor or a trustee in bankruptcy of the Guarantor, as debtor in possession, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is limited to the amount set forth in clause (B). In making any determination as to the solvency or sufficiency of capital of a Guarantor in accordance with the previous sentence, the right of such Guarantor to contribution from other Guarantors, to subrogation pursuant to the next paragraph and any other rights such Guarantor may have, contractual or otherwise, shall be taken into account.

                  Each Guarantor shall be subrogated to all rights of the Holder of any Notes and the Trustee against the Company or any of the other Guarantors in respect of any amounts paid to the Holder and the Trustee by such Guarantor pursuant to the provisions of this Note Guarantee; provided, however, that such
                                                   --------  -------
Guarantor shall not be entitled to enforce, or to re-ceive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest, including any Additional Interest, on all the Notes have been paid in full.

                  Nothing contained in this Article 11 or elsewhere in this Indenture or in any Note is intended to or shall impair, as between the Guarantors and the Holders and the Trustee, the obligation of each Guarantor, which is absolute and unconditional, to pay the Holders and the Trustee the principal of, premium, if any, and interest, including any Additional Interest, on the Notes as and when the same shall become due and payable in accordance with the provisions of the Note Guarantee, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture.

                  The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

         Section 11.02.    Agreement To Subordinate.
                           ------------------------

                  Each Guarantor agrees, and by its acceptance of the Notes each Holder agrees, that the Indebtedness evidenced by the Note Guarantee of such Guarantor and the payment thereof are subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Guarantor Senior Debt of such Guarantor and that the subordination is for the benefit of the holders of Guarantor Senior Debt of such Guarantor.

                  Cash and Cash Equivalents are held in trust pursuant to
Article 8 are not subject to the subordination provision of this Article 11.

         Section 11.03.    Liquidation; Dissolution; Bankruptcy.
                           ------------------------------------

                  Upon any payment or distribution to creditors of any Guarantor of the assets of such Guarantors of any kind or character in a total or partial liquidation, dissolution or winding up of such Guarantors or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantors, whether voluntary or involuntary (including any assignment for the benefit of creditors and proceedings for marshaling of assets and liabilities of such Guarantors), the holders of Guarantor Senior Debt then outstanding will be entitled to payment in full in cash or Cash Equivalents of all Obligations due in respect of Guarantor Senior Debt before the Holders are entitled to receive any payment (other than Permitted Junior Securities) on or with respect to the Guarantees and, until all holders of Guarantor Senior Debt receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Guarantor Senior Debt, any distribution to which the Holders would be entitled will be made to holders of Guarantor Senior Debt.

         Section 11.04. Guarantors Not To Make Payments with Respect to Guarantees in Certain Circumstances.
                            -----------------------------------------------

                  No Guarantor shall make any payment or distribution of any kind or character with respect to any Obligations on or relating to the Guarantees or acquire any Notes for cash or assets or otherwise (other than, in either case, Permitted Junior Securities or from any defeasance trust created pursuant to Article 8 hereof) if (i) a payment default on any Guarantor Senior Debt occurs and is continuing; or (ii) any other default occurs and is continuing on Designated Senior Debt that permits holders of the Designated Senior Debt to accelerate its maturity and each of the Company and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the
                                      -----------------------
Representative of any Designated Senior Debt.

                  Acquisitions of the Notes may, and payments on and distributions with respect to any Obligations on or with respect to the Guarantees may and shall, be resumed (i) in the case of a payment default on any Guarantor Senior Debt, upon the date on which all payment defaults are cured or waived or the Guarantor Senior Debt is discharged or paid in full; and (ii) in case of a nonpayment default on any Designated Senior Debt of the Guarantor, the earliest of (1) the date on which all such nonpayment defaults are cured or waived, (2) 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee or (3) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt of such Guarantor rescinding the Payment Blockage Notice, unless, in each case, the maturity of any Designated Senior Debt of such Guarantor has been accelerated and such acceleration has not been rescinded or annulled.

                  No new Payment Blockage Notice may be delivered unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice.

                  No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days. Any subsequent action or any breach of any financial covenants for a period ending after the date of delivery of the initial Payment Blockage Notice that in either case would give rise to a default pursuant to any provisions under which a default previously existed or was continuing will constitute a new default for this purpose and will permit a new Payment Blockage Notice.

                  Notwithstanding anything to the contrary, payments and distributions made from the trust established pursuant to the provisions of
Article 8 will be permitted and will not be subordinated so long as the payments into the trust were made in accordance with the requirements of Article 8 and did not violate the subordination provisions when they were made.

                  Regardless of anything to the contrary herein, nothing shall prevent (a) any payment by the Trustee to the Holders of amounts deposited with it pursuant to Article 8 or (b) any payment by the Trustee or the Paying Agent as permitted by Section 9.11 hereof.

         Section 11.05.     Subrogation.
                            -----------

                  After all Guarantor Senior Debt is paid in full and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of such Guarantor Senior Debt to receive distributions applicable to such Guarantor Senior Debt to the extent that distributions otherwise payable to the Holders have been applied to the payment of such Guarantor Senior Debt. A distribution made under this Article to holders of Guarantor Senior Debt which otherwise would have been made to Holders of Notes is not, as between such Guarantor and Holders, a payment by such Guarantor on Guarantor Senior Debt.

         Section 11.06.     Subordination May Not Be Impaired by Guarantors.
                            -----------------------------------------------

                  No right of any holder of Guarantor Senior Debt to enforce the subordination of the indebtedness evidenced by the Notes and the Note Guarantees shall be impaired by any act or failure to act by any Guarantor or by its failure to comply with this Indenture.

         Section 11.07.     Distribution or Notice to Representative.
                            ----------------------------------------

                  Whenever a distribution is to be made or a notice given to holders of Guarantor Senior Debt, the distribution may be made and the notice given to their Representatives.

         Section 11.08.     Rights of Trustee and Paying Agent.
                            ----------------------------------

                  The Trustee or Paying Agent may continue to make payments on the Notes and the related Note Guarantees until it receives written notice of facts that would cause a payment of principal of or interest on the Notes and the Note Guarantees to violate this Article. Only the Company, a Guarantor, a Representative or a holder of an issue of Guarantor Senior Debt that has no Representative may give the notice.

                  The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Guarantor Senior Debt (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Guarantor Senior Debt or a Representative on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person who is a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or dis-tribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment or until such time as the Trustee shall be otherwise satisfied as to the right of such Person to receive such payment.

                  The Trustee in its individual or any other capacity may hold Guarantor Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt and shall not be liable to any such holder if it shall mistakenly pay over or distribute to Holders, or any Guarantor or any other Person money or assets to which any holders of Guarantor Senior Debt shall be entitled by virtue of this Article or otherwise.

         Section 11.09.     Officers' Certificate.
                            ---------------------

                  If there occurs an event referred to in Section 11.03 or 11.04, such Guarantor, as applicable, shall promptly give to the Trustee an Officers' Certificate (on which the Trustee may conclusively rely) identifying all holders of Guarantor Senior Debt or their Representatives and the principal amount of Guarantor Senior Debt then outstanding held by each such holder and stating the reasons why such Officers' Certificate is being delivered to the Trustee.

         Section 11.10.     Obligation of Guarantors Unconditional.
                            --------------------------------------

                  Nothing contained in this Article 11 or elsewhere in this Indenture, in any Note or in any Note Guarantee is intended to or shall impair, as between the Guarantors, their respective creditors other than holders of Guarantor Senior Debt and the Holders of the Notes, the obligation of the Guarantors, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Note Guarantees, or is intended to or shall affect the relative rights of the Holders of the Note and creditors of the Guarantors other than the holders of the Guarantor Senior Debt, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article 11 of the holders of Guarantor Senior Debt in respect of cash, property or securities of the Guarantors received upon the exercise of any such remedy. Upon any distribution of assets of any Guarantor referred to in this Article 11, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders of the Notes shall be entitled to conclusively rely upon any order or decree by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Guarantor Senior Debt and other indebtedness of the Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article 11. Nothing contained in this Article 11 or elsewhere in this Indenture, in any Note or in any Note Guarantee is intended to or shall affect the obligation of the Guarantors to make, or prevent the Guarantors from making, at any time except during the pendency of any dissolution, winding up, liquidation or reorganization proceeding, and except during the continuance of any default specified in Section 9.04 (not cured or waived), payments at any time of the principal or of interest on the Notes.

         Section 11.11.   Article 11 Not To Prevent Events of Default.
                          -------------------------------------------

                  The failure to make a payment of principal of or interest on the Notes by reason of any provision of this Article shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

         Section 11.12.   Execution and Delivery of Guarantee.
                          -----------------------------------

                  To further evidence the Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form included in Exhibit B hereto, shall be endorsed on
                                      ---------
each Note authenticated and delivered by the Trustee after such Note Guarantee is executed and executed by either manual or facsimile signature of an officer of each Guarantor. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

                  Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

                  If an officer of a Guarantor whose signatures is on this Indenture or a Note no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, such Guarantor's Note Guarantee shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantor.

         Section 11.13.   Release of a Guarantor.
                          ----------------------

                  (a) Upon the sale or disposition of all of the assets or all of the Equity Interests of any Guarantor by the Company or a Subsidiary of the Company, or upon the consolidation or merger of a Guarantor with or into any Person (in each case, other than to the Company or a

Related Person of the Company) in compliance with Section 5.01, or upon the designation of a Subsidiary as an Unrestricted Subsidiary, such Guarantor, or the entity surviving such Guarantor, as applicable, shall be deemed automatically and unconditionally released and discharged from all Obligations under this Article 11 and its Note Guarantee without any further action required on the part of the Trustee or any Holder, and all Obligations of such Guarantor, if any, in respect of any Indebtedness of the Company shall also terminate upon such transaction; provided, however, that each such Guarantor is sold or
                  --------  -------
disposed of in accordance with Section 4.15 and Section 5.01 hereof, respectively, or as otherwise permitted herein; provided, further, that the
                                                --------  -------
foregoing proviso shall not apply to the sale or disposition of a Guarantor in a foreclosure to the extent that such proviso would be inconsistent with the requirements of the Uniform Commercial Code.

                  (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request of the Company accompanied by an Officer's Certificate certifying as to the compliance with this Section 11.13. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, will remain or be liable under its Note Guarantee as provided in this Article 11.

                  The Trustee shall execute any documents reasonably requested by the Company or a Guarantor in order to evidence the release of such Guarantor from its Obligations under its Note Guarantee endorsed on the Notes and under this Article 11.

                  Except as set forth in Articles 4 and 5 and this Section 11.13, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

                                   ARTICLE 12

                                  MISCELLANEOUS
                                  -------------

         Section 12.01.   Trust Indenture Act Controls.
                          ----------------------------

                  If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         Section 12.02.    Notices.
                           -------

                  Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person, mailed by first-class mail or by express delivery to the other's address stated in this
Section 12.02. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  All notices or communications shall be in writing.

                  The Company's address is:

                         US Oncology
                         16825 Northchase Drive
                         Houston, TX 77060
                         Attention: Corporate Secretary

                  The Trustee's address is:

                         JP Morgan Chase Bank
                         600 Travis Street, Suite 1150
                         Houston, Texas 77002

         Section 12.03.    Communication by Holders with Other Holders.
                           -------------------------------------------

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     Section 12.04.   Certificate and Opinion as to Conditions Precedent.
                      --------------------------------------------------

          Upon any request or application by the Company to the Trustee to take any action under this Indenture the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) to the extent expressly required by this Indenture or as otherwise may be reasonably requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Each signer of an Officer's Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officer's Certificate as to factual matters if such signer reasonably and in good faith believes in the accuracy of the document relied upon.

     Section 12.05.   Statements Required in Certificate or Opinion.
                      ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Section 12.06.   Rules by Trustee and Agents.
                      ---------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for their respective functions.

     Section 12.07.   Legal Holidays.
                      --------------

          A "Legal Holiday" is a Saturday, a Sunday or a day on which banking
             -------------
institutions are not required to be open in The City of New York, in the State of New York, or in the city in which the Trustee administers its corporate trust business in respect of this Indenture or the city in which the Company has its chief executive office. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

     Section 12.08.   No Personal Liability of Directors, Officers, Employees,
                      -------------------------------------------------------
                      and Stockholders
                      ----------------

          No director, officer, employee, incorporator or stockholder or Affiliates, past, present and future of the Company or any Guarantor will have any liability under the Notes or this Indenture or for any obligations of the Company under the Notes or this Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

     Section 12.09.   Duplicate Originals.
                      -------------------

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

     Section 12.10.   Governing Law.
                      -------------

          This Indenture, the Notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

     Section 12.11.   No Adverse Interpretation of Other Agreements.
                      ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 12.12.   Successors.
                      ----------

          All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

          Section 12.13.   Separability.
                           ------------

                In case any provision in this Indenture or in the Notes or in the Note Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

          Section 12.14.   Benefits of Indenture.
                           ---------------------

                Nothing in this Indenture or in the Notes or Note Guarantees, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefits or any legal or equitable right, remedy or claim under this Indenture.

          Section 12.15.   Table of Contents, Headings, Etc.
                           --------------------------------

                The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                   SIGNATURES
                                   ----------

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                       US ONCOLOGY, INC.,
                                         as the Company


                                       By:  ___________________________________
                                       Name:
                                       Title:


                                       EACH OF THE CORPORATE GUARANTORS
                                         LISTED ON SCHEDULE I ATTACHED
                                                   ----------
                                         HERETO


                                       By:  ___________________________________
                                            Name:
                                            Title:


                                       EACH OF THE OTHER GUARANTORS
                                         LISTED ON SCHEDULE I ATTACHED
                                                   ----------
                                         HERETO


                                       By:  Its respective Managing Member or
                                            Sole Manager, as the case may be


                                       By:  ___________________________________
                                            Name:
                                            Title:


                                       JP MORGAN CHASE BANK, as Trustee,


                                       By:  ___________________________________
                                       Name:
                                       Title:

                                                                      Schedule I
                                                                      ----------

                             Schedule of Guarantors
                             ----------------------

AOR Holding Company of Indiana, Inc.
AOR Management Company of Alabama, Inc.
AOR Management Company of Arizona, Inc.
AOR Management Company of Central Florida, Inc.
AOR Management Company of Florida, Inc.
AOR Management Company of Indiana, Inc.
AOR Management Company of Missouri, Inc.
AOR Management Company of Nevada, Inc.
AOR Management Company of New York, Inc.
AOR Management Company of North Carolina, Inc.
AOR Management Company of Ohio, Inc.
AOR Management Company of Oklahoma, Inc.
AOR Management Company of Oregon, Inc.
AOR Management Company of Pennsylvania, Inc.
AOR Management Company of South Carolina, Inc.
AOR Management Company of Texas, Inc.
AOR Management Company of Virginia, Inc.
AOR of Indiana Management Partnership
AOR of Texas Management Limited Partnership
AOR Real Estate, Inc.
AOR Synthetic Real Estate, Inc.
AORIP, Inc.
AORT Holding Company, Inc.
Greenville Radiation Care, Inc.
Physician Reliance Holdings, LLC
Physician Reliance Network, Inc.
Physician Reliance, L.P.
PRN Physician Reliance, LLC
RMCC Cancer Center, Inc.
TOPS Pharmacy Services, Inc.
US Oncology Corporate, Inc.
US Oncology Research, Inc.

                                                                       EXHIBIT A
                                                                       ---------

                                    SPECIMEN
                                    --------

                                US ONCOLOGY, INC.
                                ----------------

                                                                      $_________
                                                          CUSIP NO.:   _________


         THE NOTE (OR ITS PREDECESSORS) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED ("THE SECURITIES ACT"), AND THE NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF US ONCOLOGY, INC. (THE "COMPANY") THAT (A) SUCH NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a)TO A PERSON WHO THE SELLER REASONABLY BELIVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), PURCHASING FOR ITS OWN ACCOUNT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (d) SUCH TRANSFER IS SUBJECT TO THE RECEIPT BY THE REGISTRAR (AND THE COMPANY, IF IT SO REQUESTS) OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (ii) TO THE COMPANY

         OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND THE INDENTURE GOVERNING THE NOTES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

REGISTERED                                                            REGISTERED
NUMBER                                                                   DOLLARS


                                 [Face of Note]
                                  ------------

                                US ONCOLOGY, INC.
                                ----------------

                                      CUSIP
                                      -----

                    9 5/8% SENIOR SUBORDINATED NOTE DUE 2012


         US ONCOLOGY, INC., a Delaware corporation (herein called the "Company"), for value received, hereby promises to pay to CEDE & CO., or
 -------
registered assigns, the principal sum of ONE HUNDRED SEVENTY-FIVE MILLION DOLLARS ($175,000,000) on February 1, 2012, and to pay interest thereon as provided on the reverse hereof, until the principal hereof is paid or duly provided for.

         Interest Payment Dates: February 1 and August 1 commencing on August 1, 2002

         Record Dates: January 15 and July 15

         The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

         IN WITNESS WHEREOF, US ONCOLOGY, INC. has caused this instrument to be duly signed.

                                     US ONCOLOGY, INC.


                                     By: ______________________________________
                                         Name:
                                         Title:


                                     By: ______________________________________
                                         Name:
                                         Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred
to in the within mentioned Indenture.

JP MORGAN CHASE BANK,
   as Trustee

By: __________________________________
    Name:
    Title: Authorized Signatory


Dated: February 1, 2002

                                [REVERSE OF NOTE]
                                 ---------------

                                US ONCOLOGY, INC.

                    9 5/8% SENIOR SUBORDINATED NOTE DUE 2012


                  1.   INTEREST. US Oncology, Inc., a Delaware corporation (the
                       --------
"Company"), promises to pay interest on the principal amount of this Note at the
 -------
rate per annum shown above. The Company shall pay interest semi-annually on February 1 and August 1 of each year, commencing August 1, 2002. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance of the Notes set forth on the face of this Note. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2.   STATED MATURITY. The date on which the principal of the
                       ---------------
Notes shall be payable, unless accelerated pursuant to the Indenture, is February 1, 2012.

                  3.   METHOD OF PAYMENT. If a Holder holding not less than one
                       -----------------
million dollars ($1,000,000) of Notes has given wire transfer instructions to the Issuer at least ten Business Days prior to the applicable payment date, the Issuer will make all payments on such Holder's Notes in accordance with those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the "Paying Agent") and registrar (the "Registrar") for the Notes within the City and State of New York unless, with respect to any such other Holders, the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

                  4.   PAYING AGENT AND REGISTRAR. Initially, JP Morgan Chase
                       --------------------------
Bank (the "Trustee") will act as Paying Agent and Registrar. The Company may
           -------
change any Paying Agent, Registrar or co-Registrar without notice. The Company may act in any such capacity.

                  5.   INDENTURE AND GUARANTEES. The Company issued the Notes
                       ------------------------
under an Indenture dated as of February 1, 2002 (the "Indenture") between the
                                                      ---------
Company and the Trustee. The terms of the Notes are more fully stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of the Indenture (the "TIA"). The Notes are subject to all
                                          ---
such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are general unsecured senior subordinated obligations of the Company unlimited in aggregate principal amount, of which $175.0 million will be issued in the Offering, and unlimited additional amounts may be issued after the Issue Date (except for Notes issued in substitution for destroyed, mutilated, lost or stolen Notes). Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

          Payment on the Notes is guaranteed (each, a "Note Guarantee"), on a
                                                       --------------
senior subordinated basis, jointly and severally, by each of the Guarantors pursuant to Article 11 of the Indenture. In addition, the Indenture requires the Company to cause any Subsidiary which is designated as a Restricted Subsidiary to be made a Guarantor, and provides that, at the Company's discretion, any Unrestricted Subsidiary may be made a Guarantor.

          6.   SUBORDINATION. The Notes are unsecured obligations of the Company
               -------------
and subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

          7.   OPTIONAL REDEMPTION. (a) Except as set forth below, the Notes
               -------------------
will not be redeemable at the option of the Company prior to February 1, 2007. Thereafter, the Notes will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest and Additional Interest, if any, to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 1 of the years set forth below:

                                                                   REDEMPTION
          YEAR                                                       PRICE
          ----                                                    ------------

          2007 ................................................     104.813%
          2008 ................................................     103.208%
          2009 ................................................     101.604%
          2010 and thereafter .................................     100.000%

          (b) In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and
  --- ----
appropriate; provided, however, that no Notes of a principal amount of $1,000 or
             --------  -------
less shall be redeemed in part. In addition, if a partial redemption is made pursuant to this paragraph 7 of this Note selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or
                                                              --- ----
on as nearly a pro rata basis as is practicable (subject to the procedures of
               --- ----
The Depository Trust Company), unless that method is otherwise prohibited.

          (c) At any time on or prior to February 1, 2005, the Company may redeem in the aggregate up to 35% of the aggregate principal amount of the Notes issued under the Indenture with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 109.625% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of any such redemption and (2) the applicable redemption occurs within 90 days of the initial receipt of the proceeds in immediately available funds of any such Qualified Equity Offering.

          8.   OPTIONAL REDEMPTION UPON A CHANGE OF CONTROL. In the event of a
               --------------------------------------------
Change of Control, any time on or prior to February 1, 2007, the Notes may be redeemed, in whole but not in part, at the option of the Company notice of which is sent no later than 30 days after the occurrence of such Change of Control by notice mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest, if any, to, the date of redemption (the "Change of Control Redemption Date").
                    ---------------------------------

          "Applicable Premium" means, with respect to a Note at any Change of
           ------------------
Control Redemption Date, the greater of:

(1)  1.0% of the principal amount of such Note; or

(2)  the excess of

     (a)  the present value at such time of:

          (x) the redemption price of such Note at February 1, 2007 (such redemption price being described in paragraph 7 above) plus

          (y) all required interest payments (excluding accrued but unpaid interest) due on such Note through February 1, 2007,

               computed using a discount rate equal to the Treasury Rate plus 25 basis points, over

     (b)  the principal amount of such Note.

          "Treasury Rate" means the yield to maturity at the Change of Control
           -------------
Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the Change of Control Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Change of Control Redemption Date to February 1, 2007, provided, however, that if the period from the Change of
                  --------  -------
Control Redemp-
tion Date to February 1, 2007 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Change of Control Redemption Date to February 1, 2007 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          9.   REGISTRATION RIGHTS. Pursuant to the Registration Rights
               -------------------
Agreement by and between the Company and the Initial Purchasers, the Company shall be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for the Company's 9 5/8% Senior Subordinated Notes due 2012 (the "Exchange Notes"), at such time as the
                                         --------------
Exchange Notes shall have been registered under the Securities Act, in like principal amount and having terms identical in all material respects to the Notes with the security legend removed. The Holders of the Notes shall be entitled to receive certain Additional Interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          10.  RESTRICTIVE COVENANTS. The Indenture contains certain restrictive
               ---------------------
covenants that limit the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, pay dividends, make certain other distributions, repurchase Equity Interests or subordinated Indebtedness, create certain Liens, enter into certain transactions with Related Persons or apply the Net Proceeds from the sale of certain assets.

          11.  DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered
               ---------------------------------
form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration or transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Note selected for redemption in whole or in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.

          12.  PERSONS DEEMED OWNERS. The registered Holder of a Note may be
               ---------------------
treated as its owner for all purposes.

          13.  AMENDMENTS AND WAIVERS. Subject to certain exceptions, the
               ----------------------
Indenture, the Notes or the Note Guarantees may be amended as provided in the
Section 10.01 and 10.02 of the Indenture.

          14.  DEFAULTS AND REMEDIES. Each of the following is an Event of
               ---------------------
Default: (a) failure by the Company to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days (whether or not such payment is prohibited by Article 9 of the Indenture); (ii) failure by the Company to pay the principal on any of the Notes when it becomes due and payable, whether at stated maturity, upon any redemption date as to which notice has been given to the Holders in accordance with the terms of the Indenture, upon purchase, upon acceleration or otherwise (whether or not such payment is prohibited by the subordination provisions of the Indenture); (iii) failure by the Company to comply with any of its agreements or covenants under
Section 5.01 of the Indenture or in respect of its obligations to make a Change of Control Offer as described in Section 4.08 paragraph 8 of this Note (whether or not such payment is prohibited by Article 9 of the Indenture) and continuance of this failure for 30 days; (iv) failure by the Company to comply with any other agreement or covenant in the Indenture and continuance of this failure for 45 days after notice of the failure has been given to the Company by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding; (v) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Company or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default: (a) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period, (b) results in the acceleration of such Indebtedness prior to its express final maturity or (c) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $20.0 million or more and that such default, acceleration or failure to pay is not rescinded, waived, extended or cured within 30 days after such default, acceleration or failure to pay; (vi) one or more final judgments or orders that exceed $15.0 million the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary and such judgment or judgments have not been satisfied, paid, discharged, stayed, annulled or rescinded within 60 days of being entered (or such longer period as may be permitted for timely appeal under applicable law);
(vii) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or (d) makes a general assignment for the benefit of its creditors;
(viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company or any Significant Subsidiary as debtor in an involuntary case, (b) appoints a Custodian of the Company or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Company or any Significant Subsidiary, or (c) orders the liquidation of the Company or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or (ix) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accor-dance with the terms of such Note Guarantee and the Indenture) or is declared in a final judicial proceeding null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

          If an Event of Default (other than an Event of Default specified in clause (vii) or (viii) above with respect to the Company), shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a Judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (vii) or
(viii) with respect to the Company occurs, all outstanding Notes shall become due and payable without any further action or notice. The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with Section 5.01 of the Indenture the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders. The Company may cure a Default or Event of Default by designating a Restricted Subsidiary as an Unrestricted Subsidiary in compliance with Section 4.16 of the Indenture if the circumstances giving rise to such Default or Event of Default would not have constituted a Default or Event of Default had such Restricted Subsidiary been an Unrestricted Subsidiary during the relevant period of such circumstances. No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee: (1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding; (2) has been offered indemnity satisfactory to it in its reasonable judgment; and (3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request. However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause Section 6.01(a) of the Indenture with respect to the payment of interest). The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officer's Certificate stating whether or not the signatories know of any Default by the Company in performing any of its obligations under the Indenture and the Notes. If the Company has knowledge of any such Default, the certificate shall describe the Default and its status. In the event that any Default under Section
6.01 of the Indenture shall
occur, the Company shall give prompt written notice of such Default to the Trustee specifying such Default and what action the Company is taking or proposes to take with respect thereto.

          15.  TRUSTEE DEALINGS WITH COMPANY. JP Morgan Chase Bank, the Trustee
               -----------------------------
under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may accept deposits from, and perform services for the Company or its Related Persons, and may otherwise deal with the Company or its Related Persons, as if it were not the Trustee.

          16.  NO RECOURSE AGAINST OTHERS. A director, officer, controlling
               --------------------------
Person, employee or stockholder, as such, of the Company or any Guarantor or any successor Person thereof shall not have any liability for any Obligations, covenants or agreements of the Company or any Guarantor under the Notes or the Indenture or for any claim based on, in respect of or by reason of such Obligations, covenants or agreements or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and releases are part of the consideration for the issue of the Notes.

          17.  AUTHENTICATION. This Note shall not be valid until authenticated
               --------------
by the manual signature of the Trustee or an authenticating agent.

          18.  ABBREVIATIONS. Customary abbreviations may be used in the name of
               -------------
a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenant by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          THE COMPANY SHALL FURNISH TO ANY NOTEHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: US Oncology, Inc., 16825 Northchase Drive, Suite 1300, Houston, Texas 77060, telephone: (832) 601-8766.

                                ASSIGNMENT FORM
                                ---------------

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

                  (Insert assignee's Soc. Sec. or Tax I.D. No.)


(Print or type assignee's name, address and zip code)



and irrevocably appoint ___________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date:  ____________                    Signature(s): ___________________________

                                       (Sign exactly as your name(s) appear(s)
                                       on the other side of this Note)


Signature(s) guaranteed by:            _________________________________________

                                       THE SIGNATURE(S) SHOULD BE GUARANTEED BY
                                       AN ELIGIBLE GUARANTOR INSTITUTION (Banks,
                                       Stock Brokers, Savings and Loan
                                       Associations, and Credit Unions) WITH
                                       MEMBERSHIP IN AN APPROVED SIGNATURE
                                       GUARANTEE MEDALLION PROGRAM PURSUANT TO
                                       S.E.C. RULE 17Ad-15.)

                       OPTION OF HOLDER TO ELECT PURCHASE
                       ----------------------------------

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.08or 4.15, as the case may be, of the Indenture, check the box: [_]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.08 or 4.15 of the Indenture, state the amount:
$__________ (in an integral multiple of $1,000)


Date:  ____________                    Signature(s): ___________________________


Date:  ____________                    Signature(s): ___________________________


                                       (Sign exactly as your name(s) appear(s)
                                       on the other side of this Note)


Signature(s) guaranteed by:            _________________________________________

                                       THE SIGNATURE(S) SHOULD BE GUARANTEED BY
                                       AN ELIGIBLE GUARANTOR INSTITUTION (Banks,
                                       Stock Brokers, Savings and Loan
                                       Associations, and Credit Unions) WITH
                                       MEMBERSHIP IN AN APPROVED SIGNATURE
                                       GUARANTEE MEDALLION PROGRAM PURSUANT TO
                                       S.E.C. RULE 17Ad-15.)

                                                                       EXHIBIT B
                                                                       ---------

                               [FORM OF GUARANTEE]

                          SENIOR SUBORDINATED GUARANTEE

          For value received, the undersigned hereby unconditionally guarantees on a senior subordinated basis to the Holder of this Note the payments of principal of, premium, if any, and interest, including any Additional Interest, on this Note in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other Obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article 11 of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 11 of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

          The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth, and are expressly subordinated and subject in right of payment to the prior payment in full of all Guarantor Senior Debt (as defined in the Indenture) of such Guarantor, to the extent and in the manner provided in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

                  This Guarantee is subject to release upon the terms set forth in the Indenture.

                                                EACH OF THE CORPORATE GUARANTORS
                                                   LISTED ON SCHEDULE I ATTACHED
                                                             ----------
                                                   HERETO



                                                By: ____________________________
                                                    Name:
                                                    Title:


                                                EACH OF THE OTHER GUARANTORS
                                                   LISTED ON SCHEDULE I ATTACHED
                                                             ----------
                                                   HERETO


                                                By:    Its respective Managing
                                                       Member or Sole Manager,
                                                       as the case may be


                                                By: ____________________________
                                                    Name:
                                                    Title:

                                                                      Schedule I

                             Schedule of Guarantors
                             ----------------------

AOR Holding Company of Indiana, Inc.
AOR Management Company of Alabama, Inc.
AOR Management Company of Arizona, Inc.
AOR Management Company of Central Florida, Inc.
AOR Management Company of Florida, Inc.
AOR Management Company of Indiana, Inc.
AOR Management Company of Missouri, Inc.
AOR Management Company of Nevada, Inc.
AOR Management Company of New York, Inc.
AOR Management Company of North Carolina, Inc.
AOR Management Company of Ohio, Inc.
AOR Management Company of Oklahoma, Inc.
AOR Management Company of Oregon, Inc.
AOR Management Company of Pennsylvania, Inc.
AOR Management Company of South Carolina, Inc.
AOR Management Company of Texas, Inc.
AOR Management Company of Virginia, Inc.
AOR of Indiana Management Partnership
AOR of Texas Management Limited Partnership
AOR Real Estate, Inc.
AOR Synthetic Real Estate, Inc.
AORIP, Inc.
AORT Holding Company, Inc.
Greenville Radiation Care, Inc.
Physician Reliance Holdings, LLC
Physician Reliance Network, Inc.
Physician Reliance, L.P.
PRN Physician Reliance, LLC
RMCC Cancer Center, Inc.
TOPS Pharmacy Services, Inc.
US Oncology Corporate, Inc.
US Oncology Research, Inc.

                                                                     EXHIBIT C-1
                                                                     -----------

                FORM OF INSTITUTIONAL ACCREDITED INVESTOR LETTER
                ------------------------------------------------

          We are delivering this letter in connection with a proposed purchase of 9 5/8% Senior Subordinated Notes due 2012 (the "Notes") of US Oncology, Inc. (the "Company").

          We hereby confirm that:

     we are an "accredited investor" within the meaning of Rule 501(a)(1), (2),
     (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an "Institutional Accredited Investor");

     any purchase of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

     in the event that we purchase any Notes, we will acquire Notes having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

     we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes;

     we are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

     we have received a copy of the offering memorandum and we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes.

          We understand that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire Notes, that such Notes may be offered, resold, pledged or otherwise transferred only (i) to a Person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the

                                     C-1-1
requirements of Rule 144 under the Securities Act, outside the United States to a non-U.S. Person in a transaction meeting the requirements of Rule 904 under the Securities Act, or in accordance with another exception from the registration requirements of the Securities Act (and based upon an Opinion of Counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the Registrar will not be required to accept for registration any Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand and agree that the Notes purchased by us will bear a legend reflecting the substance of this paragraph. We agree to notify any subsequent purchasers of Notes from us of the resale restrictions set forth above.

          We acknowledge that you, the Company, and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

          THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                                   _____________________________
                                                      (Name of Purchaser)

                                                   By: _________________________
                                                       Name:
                                                       Title:


                                                   Address: ____________________
                                                   _____________________________
                                                   _____________________________


                                     C-1-2

                                                                     EXHIBIT C-2
                                                                     -----------

                       FORM OF CERTIFICATE TO BE DELIVERED
                       -----------------------------------
              IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S
              -----------------------------------------------------

                                                                          [Date]

JP Morgan Chase Bank
600 Travis Street, Suite 1150
Houston, Texas 77002

Attention: Corporate Trust Department

           Re:  US ONCOLOGY, INC. (THE "COMPANY")
                9 5/8% SENIOR SUBORDINATED NOTES DUE 2012
                (THE "NOTES")

Ladies and Gentlemen:

               In connection with the proposed sale of $[      ] aggregate
principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

               (1) The offer of the Notes was not made to a Person in the United States;

               (2) Either (a) at the time the buy offer was originated, the transferee was outside of the United States or we and any Person acting on our behalf reasonably believe that the transferee was outside of the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any Person acting on our behalf know that the transaction has been prearranged for a buyer in the United States;

               (3) No directed selling efforts have been made in the United States in contravention of the requirements of rule 903(b) or Rule 904(b) of Regulation S, as applicable;

               (4) The transaction is not part of a plan or a scheme to evade the registration requirements of the Securities Act; and

               (5) We have advised the transferee of the transfer restrictions applicable to the Notes.

                                     C-2-1

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                          Very truly yours,

                                          [Name of Transferor]


                                          By: _________________________________
                                              Authorized Signature

                                     C-2-2